                                                                  Execution Copy

                                                                    EXHIBIT 10.1

  ==============================================================================

                    MEMBERSHIP INTEREST PURCHASE AGREEMENT



                         Dated as of February 23, 2001


                                     Among


                             LIBERTY DIGITAL, INC.

                              LDIG GAMENET, INC.

                           LIBERTY MEDIA CORPORATION
  (Solely With Respect To Article II, Section 6.1 and Section 9.2(f) Hereof)

                       SONY PICTURES ENTERTAINMENT INC.

                      SONY PICTURES CABLE VENTURES I INC.


                                      And

                             TGSC MANAGEMENT, INC.

  ==========================================================================

                               TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I. DEFINITIONS AND CONSTRUCTION....................................................................     1
---------------------------------------
         1.1        Certain Definitions....................................................................     1
         ---        -------------------
         1.2        Additional Definitions.................................................................     8
         ---        ----------------------
         1.3        Terms Generally........................................................................     9
         ---        ---------------

ARTICLE II. THE PURCHASE...................................................................................    10
------------------------
         2.1        The Purchase...........................................................................    10
         ---        -------------
         2.2        Closing................................................................................    11
         ---        --------
         2.3        Allocation.............................................................................    13
         ---        ----------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SPE, TGSC AND SPCV WITH RESPECT TO THE COMPANY..............    14
---------------------------------------------------------------------------------------------
         3.1        Organization and Qualification.........................................................    14
         ---        ------------------------------
         3.2        Subsidiaries...........................................................................    14
         ---        ------------
         3.3        Authorization and Validity of Agreement................................................    15
         ---        ---------------------------------------
         3.4        Capitalization.........................................................................    15
         ---        --------------
         3.5        Financial Statements; Additional Obligations...........................................    17
         ---        --------------------------------------------
         3.6        Noncontravention.......................................................................    17
         ---        ----------------
         3.7        Absence of Certain Changes or Events...................................................    18
         ---        ------------------------------------
         3.8        Legal Proceedings......................................................................    18
         ---        -----------------
         3.9        Compliance with Applicable Laws; Environmental.........................................    19
         ---        -----------------------------------------------
         3.10       Brokers................................................................................    20
         ----       -------
         3.11       Tax Matters............................................................................    21
         ----       -----------
         3.12       Employee Matters.......................................................................    23
         ----       ----------------
         3.13       Contracts; Debt Instruments............................................................    26
         ----       ---------------------------
         3.14       Title to Properties....................................................................    28
         ----       -------------------
         3.15       Patents, Trademarks & Copyrights and Similar Rights....................................    28
         ----       ----------------------------------------------------
         3.16       Dealings with Officers and Directors; Sony Services....................................    30
         ----       ---------------------------------------------------
         3.17       No Excise Tax Obligations..............................................................    31
         ----       -------------------------
         3.18       Full Disclosure........................................................................    31
         ----       ---------------
         3.19       Cable Subscribers......................................................................    31
         ----       -----------------
         3.20       Company Territories....................................................................    32
         ----       -------------------
         3.21       Contribution of Indebtedness; Book Up of Assets........................................    32
         ----       -----------------------------------------------
         3.22       Dissolution/Conversion of Subsidiaries.................................................    32
         ----       ---------------------------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SPE, TGSC AND SPCV...........................................    33
----------------------------------------------------------------
         4.1        Organization and Qualification.........................................................    33
         ---        ------------------------------
         4.2        Authorization; Validity of Agreement; Sony Approval....................................    33
         ---        ---------------------------------------------------
         4.3        Conversion.............................................................................    33
         ---        ----------
         4.4        Noncontravention.......................................................................    34
         ---        ----------------
         4.5        Legal Proceedings......................................................................    35
         ---        -----------------
         4.6        No Other Game Show Interests...........................................................    35
         ---        ----------------------------

         4.7        Investment Purpose.....................................................................    35
         ---        ------------------
         4.8        Brokers................................................................................    36
         ---        -------
         4.9        Ultimate Parent Entity.................................................................    37
         ---        ----------------------
         4.10       SPE Knowledge..........................................................................    37
         ----       -------------

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PURCHASER SUB...................................    37
------------------------------------------------------------------------
         5.1        Organization and Qualification.........................................................    37
         ---        ------------------------------
         5.2        Authorization and Validity of Agreement................................................    38
         ---        ---------------------------------------
         5.3        Capitalization.........................................................................    39
         ---        --------------
         5.4        Issuance of Shares.....................................................................    39
         ---        ------------------
         5.5        Reports and Financial Statements.......................................................    40
         ---        --------------------------------
         5.6        Absence of Certain Changes or Events...................................................    40
         ---        ------------------------------------
         5.7        Noncontravention.......................................................................    40
         ---        ----------------
         5.8        Legal Proceedings......................................................................    41
         ---        -----------------
         5.9        Brokers................................................................................    42
         ---        -------
         5.10       Investment Purpose.....................................................................    42
         ----       ------------------
         5.11       Full Disclosure........................................................................    42
         ----       ---------------
         5.12       Compliance with Applicable Laws........................................................    43
         ----       -------------------------------
         5.13       No Other Game Show Interests...........................................................    43
         ----       ----------------------------

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF LMC AND PURCHASER SUB........................................    43
-------------------------------------------------------------------

ARTICLE VII. FURTHER AGREEMENTS............................................................................    45
-------------------------------
         7.1        Conveyance Taxes.......................................................................    45
         ---        ----------------
         7.2        Subsidiaries' Board of Directors.......................................................    45
         ---        --------------------------------
         7.3        Account Restructuring..................................................................    45
         ---        ---------------------
         7.4        Book Up of Assets; Tax Election........................................................    46
         ---        --------------------------------

ARTICLE VIII. INTENTIONALLY OMITTED........................................................................    46
-----------------------------------

ARTICLE IX. SURVIVAL AND INDEMNIFICATION...................................................................    46
----------------------------------------
         9.1        Survival and No Waiver.................................................................    46
         ---        -----------------------
         9.2        Indemnification........................................................................    46
         ---        ---------------
         9.3        Third Party Claims.....................................................................    48
         ---        ------------------

ARTICLE X. MISCELLANEOUS...................................................................................    49
------------------------
         10.1       Notices................................................................................    49
         ----       -------
         10.2       Entire Agreement.......................................................................    50
         ----       ----------------
         10.3       Assignment; Binding Effect; Benefit....................................................    51
         ----       -----------------------------------
         10.4       Amendment..............................................................................    51
         ----       ---------
         10.5       Waiver of Compliance; Consents.........................................................    51
         ----       ------------------------------
         10.6       Headings...............................................................................    51
         ----       --------
         10.7       Counterparts; Execution by Facsimile Signature.........................................    51
         ----       ----------------------------------------------
         10.8       Applicable Law.........................................................................    51
         ----       --------------
         10.9       Enforcement............................................................................    52
         ----       ------------
         10.10      Severability...........................................................................    52
         -----      ------------

         10.11      Transfer of Shares.....................................................................    52
         -----      ------------------
         10.12      Further Assurances.....................................................................    53
         -----      ------------------
         10.13      Expenses...............................................................................    53
         -----      ---------
         10.14      Arbitration............................................................................    53
         -----      ------------

                                   EXHIBITS

Exhibit A           Distribution Agreement
Exhibit B           Employee Leasing Agreement
Exhibit C           Note
Exhibit D           Restated Operating Agreement
Exhibit E           Programming Agreement
Exhibit F           Registration Rights Agreement
Exhibit G           Services Agreement
Exhibit H           Sublease(s)
Exhibit I           Parents Agreement
Exhibit J           Opinion of Counsel to SPE
Exhibit K           Opinion of Counsel to Purchaser
Exhibit L           Business Plan
Exhibit M           Opinion of Sherman and Howard, Counsel to LMC
Exhibit N           Opinion of Potter, Anderson & Corroon LLP, Delaware Counsel
                    to SPE, SPCV and TGSC
Exhibit O           Opinion of Leah Weil, Deputy General Counsel to SPE
Exhibit P           Opinion of Richards, Layton & Finger, Delaware Counsel to
                    LMC

SCHEDULES

Schedule 1.3        Knowledge of SPE
Schedule 3.1(a)     Filings
Schedule 3.2(a)     Company Subsidiaries
Schedule 3.2(b)     Equity Interests in Other Persons
Schedule 3.2(c)     Transferred Rights
Schedule 3.4(c)     Payments
Schedule 3.5        Financial Statements
Schedule 3.6(a)     Noncontravention
Schedule 3.6(b)     Governmental Consents
Schedule 3.7        Absence of Certain Changes or Events
Schedule 3.8        Legal Proceedings
Schedule 3.9(c)     Environmental Documents
Schedule 3.10       Brokers
Schedule 3.11       Tax Matters
Schedule 3.12(a)    Company Plans
Schedule 3.12(b)    Multiemployer Plans
Schedule 3.12(c)    Voluntary Employee's Beneficiary Association
Schedule 3.12(e)    Labor Disturbances
Schedule 3.12(h)    Welfare Benefits
Schedule 3.12(i)    Plan Claims and Proceedings
Schedule 3.12(j)    Employment Agreements
Schedule 3.13       Contracts; Debt Instruments
Schedule 3.13(n)    Notice of Termination
Schedule 3.15(a)    Patents, Trademarks, Copyrights and Similar Rights
Schedule 3.15(b)    Restrictions

Schedule 3.15(c)    Filing and Maintenance
Schedule 3.15(d)    Infringements
Schedule 3.16       Dealings with Officers and Directors; Sony Services
Schedule 3.19(a)    Cable Subscribers
Schedule 3.20       Foreign Distribution
Schedule 4.3        Conversion
Schedule 4.8        SPE Brokers
Schedule 5.3        Purchaser Capitalization
Schedule 5.7        Governmental Consents
Schedule 5.9        Purchaser Brokers
Schedule 5.13       Liberty Game Show Interests
Schedule 7.3        Account Restructuring
Schedule 9.2(e)     Exceptions to Representation Contained in Section 3.15(d)

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

          THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement," which
                                                             ---------
term shall include all Exhibits and Schedules hereto) is made as of February 23, 2001, by and among Liberty Digital, Inc., a Delaware corporation (the "Purchaser"), LDIG Gamenet, Inc., a Delaware corporation ("Purchaser Sub"), Sony
 ---------                                                 -------------
Pictures Entertainment Inc., a Delaware corporation ("SPE"), Sony Pictures Cable
                                                      ---
Ventures I Inc., a Delaware corporation ("SPCV"), TGSC Management, Inc., a
                                          ----
California corporation ("TGSC") and, solely for purposes of Article II and
                         ----
Sections 6.1 and 9.2(f) hereof, Liberty Media Corporation ("LMC").
                                                            ---

          WHEREAS, TGSC and SPCV are each indirect wholly-owned subsidiaries of SPE, and TGSC and SPCV are the sole members of Game Show Network, LLC, a Delaware limited liability company ("LLC");
                                     ---

          WHEREAS, TGSC was the sole general partner of The Game Show Network, L.P., a Delaware limited partnership ("LP") and SPCV was the sole limited
                                       --
partner of LP;

          WHEREAS, prior to the date hereof, TGSC, SPCV and SPE caused all of LP's right, title and interest in and to the assets, businesses, liabilities and other rights of LP to be transferred to and acquired by the LLC, by, among other things, merging LP with and into the LLC; and

          WHEREAS, the Purchaser and its Affiliates desire to acquire, and SPE desires to cause SPCV and TGSC to, and SPCV and TGSC desire to, sell a fifty percent (50%) interest in the LLC, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.
                          DEFINITIONS AND CONSTRUCTION

          1.1  Certain Definitions.  As used in this Agreement, the following
               -------------------
capitalized terms have the corresponding meanings:

          "Affiliate" means, with respect to any Person, any other Person that,
           ---------
directly or indirectly, through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

          "Affiliation Agreement" means any contract, agreement or other
           ---------------------
arrangement (including, but not limited to, arrangements regarding the continuation of performance following the expiration of any agreement) for or relating to the distribution of GSN Programming by a Covered System, whether or not for a fee or other consideration.

          "Agreement" has the meaning set forth in the preamble to this
           ---------
Agreement.

          "AT&T" means AT&T Corp., a New York corporation.
           ----

          "AT&T Group" means AT&T, its Affiliates and Subsidiaries, other than
           ----------
the Liberty Media Group.

          "Business Day" means any day other than a Saturday, Sunday or a day on
           ------------
which banking institutions in either the City of New York or the City of Los Angeles are not required to be open.

          "Cash Consideration" means $125,000,000 in cash.
           ------------------

          "Closing" means the consummation of the Transaction.
           -------

          "Closing Price" means, of any security for any day, the last reported
           -------------
sale price of such security regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the mutual agreement of SPE and Purchaser for that purpose or, in the absence of such quotations, such other method of determining market value as SPE and Purchaser shall mutually agree.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company" means prior to the Conversion, the LP, and following the
           -------
Conversion, the LLC.

          "Company Balance Sheet Date" means September 30, 2000.
           --------------------------

          "Company Interests" means prior to the Conversion, the Partnership
           -----------------
Interests of the Company, and after the Conversion, the Membership Interests of the Company including, in each case, any Rights to acquire such interests.

          "Company Material Adverse Effect" means any event, occurrence, fact,
           -------------------------------
condition, change, or effect that is materially adverse to the business, operations, results of operations, prospects, condition (financial or otherwise), assets (including intangible assets) or liabilities of the Company and the Company Subsidiaries, taken as a whole.

          "Contract" means and includes any note, bond, indenture, mortgage,
           --------
deed of trust, contract, instrument, or other agreement.

          "Control" means the possession, direct or indirect, of the affirmative
           -------
power to direct or cause the direction of the management and policies of a Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors, management committee or management structure of such Person, or otherwise).

          "Controlled Affiliate" of any Person means any other Person which is
           --------------------
Controlled by such first Person.

          "Covered Systems" means any cable television system, satellite
           ---------------
television system, or other distribution system capable of distributing linear video programming (which may include data delivered in connection with the provision of interactive functionality).

          "Delaware LLC Act" means the Delaware Limited Liability Company Act,
           ----------------
as amended from time to time.

          "Delaware LP Act" means the Delaware Revised Uniform Limited
           ---------------
Partnership Act, as amended from time to time.

          "Distribution Agreement" means the distribution agreement between SPE
           ----------------------
and the LLC substantially in the form of Exhibit A hereto.

          "Employee Leasing Agreement" means the employee leasing agreement
           --------------------------
between SPE and the LLC substantially in the form of Exhibit B hereto.

          "Equity Interest" means any capital stock, partnership interest,
           ---------------
membership interest, limited liability company interest or other equity interest in any Person.

          "Exchange Act" means the Securities Exchange Act of 1934, and the
           ------------
rules and regulations thereunder, in each case as amended from time to time.

          "Existing Operating Agreement" means the Operating Agreement of the
           ----------------------------
LLC, dated as of December 5, 2000, between SPCV and TGSC.

          "GAAP" means generally accepted accounting principles in the United
           ----
States as in effect from time to time.

          "GSN Programming" means the linear video television programming
           ---------------
(interactive or non-interactive) created, acquired, licensed, produced or distributed by the Company or any Company Subsidiary for distribution over Covered Systems.

          "Governmental Entity" means and includes any court, arbitrator,
           -------------------
administrative or other governmental department, agency, commission, authority or instrumentality, domestic (including federal, state or local) or foreign.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations or liabilities of such Person under or in connection with letters of credit or bankers' acceptances or similar items, (iv) obligations to pay the deferred purchase price of property or services other than current trade payables incurred in the ordinary course of business, (v) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and
(vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (i) through (v) above.

          "Intellectual Property," is limited to the United States and Canada
           ---------------------
and shall mean: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), including but not limited to and only to the extent protectable under the criteria of 35 U.S.C. (S) 101 (or the Canadian equivalent) but without necessarily satisfying 35 U.S.C. (S)(S) 102 and 103 (or the Canadian equivalent), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, logos, trade dress, brand names and trade names, together with the goodwill associated therewith, assumed names, corporate names and other indications of origin; (c) copyrights namely rights covering original works of authorship fixed in a tangible medium of expression including but not limited to games and television programs for any medium, including extensions, renewals, restorations and resuscitations thereof; (d) trade secrets and confidential business information; (e) computer software; and (f) domain names.

          "Interest Consideration" means 692,835 shares of Purchaser Series A
           ----------------------
Common Stock.

          "Liberty Media Group" shall have the meaning ascribed thereto in the
           -------------------
Certificate of Incorporation of AT&T as amended to the date hereof (a copy of which has been made available to SPE); provided, that Liberty Ventures Group
                                       --------
LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T which is Controlled by AT&T, shall be deemed not to be a member of the Liberty Media Group.

          "Lien" means any security interest, mortgage, pledge, hypothecation,
           ----
charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, statutory or other lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and any effective financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "LLC" has the meaning given to such term in the recitals to this
           ---
Agreement.

          "LMC" means Liberty Media Corporation, a Delaware corporation
           ---
(including any successor to, or assignee of, substantially all of the business and assets of Liberty Media Corporation).

          "LOI Date" means August 18, 2000.
           --------

          "LP" has the meaning given to such term in the recitals to this
           --
Agreement.

          "Membership Interest" shall have the meaning given in the Operating
           -------------------
Agreement.

          "MSO" means either of (x) a Person (together with its Affiliates) that
           ---
owns, operates or manages cable television systems in multiple locations or (y) a Person which owns, operates or manages a direct broadcast satellite television service.

          "Note" means the promissory note, dated the Closing Date, in the
           ----
aggregate principal amount of $100,000,000 made by LMC in favor of SPCV and TGSC, substantially in the form of Exhibit C attached hereto.

          "Operating Agreement" means prior to the Closing, the Existing
           -------------------
Operating Agreement and following the Closing, the Restated Operating Agreement.

          "Parents Agreement" means the parents agreement between SPE and
           -----------------
Purchaser substantially in the form of Exhibit I attached hereto.

          "Partnership Agreement" means the Agreement of Limited Partnership of
           ---------------------
LP, dated as of November 25, 1992, by and among TGSC, SPCV, UVI Cable Ventures, I L.P., a Delaware limited partnership, and Mark Goodson, as amended to the date of the Conversion and terminated in connection with the Conversion.

          "Partnership Interests" means the limited partnership and general
           ---------------------
partnership interests in the LP, which represent the partners' shares of the profits and losses of the LP and the partners' rights to receive distributions of the LP's assets in accordance with the provisions of the Partnership Agreement and the Delaware LP Act.

          "Permitted Restrictions" means the following Restrictions with respect
           ----------------------
to the properties and assets of the Company and the Company Subsidiaries: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent and thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance; and (d) easements, restrictions and other minor defects of title that are not, in the aggregate, material and that do not, individually or in the aggregate, materially and adversely affect the intended use of the property affected thereby.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated organization, association, or joint venture or a government or any agency, political subdivision or instrumentality thereof.

          "Programming Agreement" means the programming and license agreement
           ---------------------
between the LLC and SPE substantially in the form of Exhibit E attached hereto.

          "Purchaser" has the meaning set forth in the preamble to this
           ---------
Agreement.

          "Purchaser Series A Common Stock" means the Series A Common Stock, par
           -------------------------------
value $.01 per share, of Purchaser.

          "Purchaser Material Adverse Effect" means any event, occurrence, fact,
           ---------------------------------
condition, change, or effect that is materially adverse to the business, operations, results of operations, prospects, condition (financial or otherwise), assets (including intangible assets) or liabilities of Purchaser and its Subsidiaries, taken as a whole; provided, however, that a decline in the
                                    --------  -------
market price of the Purchaser Series A Common Stock shall not constitute a Purchaser Material Adverse Effect.

          "Purchaser Sub" has the meaning given to such term in the preamble to
           -------------
this Agreement.

          "Registration Rights Agreement" means the registration rights
           -----------------------------
agreement between SPCV and TGSC, on the one hand, and Purchaser, on the other hand, substantially in the form of Exhibit E attached hereto.

          "Related Agreements" means, collectively, this Agreement, the
           ------------------
Transaction Agreements and any other agreement entered into on the Closing Date between Purchaser and/or Purchaser Sub, on the one hand, and SPE, TGSC, SPCV, the LLC or any of their respective Affiliates, on the other hand, in connection with the Transaction, but for clarity shall not include the Note.

          "Representatives" means, as to each party, such party's Controlled
           ---------------
Affiliates, and those Affiliates Controlling such party, and the respective directors, officers, employees, attorneys, consultants and other agents and advisors (including financial advisors) of such party, its Controlled Affiliates and those Affiliates Controlling such party. For purposes of this Agreement, the members of the AT&T Group shall be not deemed to be Affiliates or Controlling Persons of Purchaser or its Affiliates.

          "Restated Operating Agreement" means the Amended and Restated
           ----------------------------
Operating Agreement of the LLC, among SPCV, TGSC, Purchaser, SPE and Purchaser Sub substantially in the form of Exhibit D attached hereto.

          "Restriction" means, with respect to any asset or property (tangible
           -----------
or intangible, including, without limitation, any Equity Interest), (x) any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or (y) any law, rule, regulation, order, judgment or decree that, in either case, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results in (or, upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in) any Person acquiring (A) any such asset, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any such asset, or (C) any interest in such asset or any such proceeds or distributions; (ii) restricts (or, upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict) the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such asset or any such proceeds or distributions; or (iii) creates (or, upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create) a Lien or purported Lien affecting such asset, or any such proceeds or distributions, other than any applicable U.S. state or federal securities laws.

          "SCA" means Sony Corporation of America, a New York corporation.
           ---

          "Securities Act" means the Securities Act of 1933 and the rules and
           --------------
regulations thereunder, in each case as amended from time to time.

          "Services Agreement" means the services agreement between SPE and the
           ------------------
LLC in the form of Exhibit G attached hereto.

          "Sony" means Sony Corporation, a corporation organized under the laws
           ----
of Japan.

          "SPCV" has the meaning set forth in the preamble to this Agreement.
           ----

          "SPE" has the meaning set forth in the preamble to this Agreement.
           ---

          "SPE Material Adverse Effect" means any event, occurrence, fact,
           ---------------------------
condition, change, or effect that is materially adverse to the business, operations, results of operations, prospects, condition (financial or otherwise), assets (including intangible assets) or liabilities of SPE and its Subsidiaries, taken as a whole.

          "Stock Consideration" means 1,491,598 shares of Purchaser Series A
           -------------------
Common Stock.

          "Sublease(s)" means the sublease or subleases between the LLC and SPE
           -----------
substantially in the form of Exhibit H attached hereto.

          "Subsidiary" when used with respect to any Person, means any other
           ----------
Person of which (i) an aggregate of 50% or more of the outstanding capital stock or other securities having ordinary voting power to elect directors, managers, trustees or other Controlling Persons, or an equivalent Controlling interest therein, of such Person (irrespective of whether, at the time, capital stock or other securities of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, and
(ii) an aggregate of 50% or more of the equity interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "TGSC" has the meaning set forth in the preamble to this Agreement.
           ----

          "Transaction" means the actions and transactions contemplated by this
           -----------
Agreement and the Transaction Agreements (including, without limitation, the Conversion).

          "Transaction Agreements" means the Distribution Agreement, the
           ----------------------
Employee Leasing Agreement, the Restated Operating Agreement, the Programming Agreement, the Registration Rights Agreement, the Services Agreement, the Sublease(s), and the Parents Agreement.

          "Treasury Regulations" means the Treasury Regulations promulgated
           --------------------
under the Code.

          "United States" means the United States of America, including Puerto
           -------------
Rico and the United States Virgin Islands, but excluding any other territories and possessions of the United States.

          1.2  Additional Definitions.  The following additional terms are used
               ----------------------
as defined in the indicated Sections:

          Defined Term                          Section Defined In
          ------------                          ------------------
          Allocation                                    2.3
          Appraiser                                     2.3
          Caribbean Damages                             9.2(e)
          Closing Date                                  2.2
          Company Material Contracts                   3.13
          Company Plans                                3.12(a)
          Company Property                              3.9(c)
          Company Subsidiary                            3.2
          Company Territories                          3.20
          Conversion                                    4.3
          Covered Person                               3.16(a)
          Employee Benefit Plan                        3.12(a)
          Environmental Laws                            3.9(b)
          ERISA                                        3.12(a)
          ERISA Affiliate                              3.12(a)
          Fairfax Indemnitees                           9.2(d)
          Financial Statements                          3.5
          Governmental Consents and Filings             3.6
          Hazardous Materials                           3.9(c)
          Intellectual Property Licenses               3.15(a)
          Investment                                    3.2
          IP Indemnified Parties                        9.2(e)
          IRS                                          3.11(e)
          Knowledge Employee                           4.10
          Licenses                                      3.9
          Losses and Expenses                           9.2(a)
          Material MSO                                 3.19

          MSO Report                                   3.19
          Multiemployer Plan                           3.12(b)
          PCBs                                          3.9(c)
          Purchased Interests                           2.1
          Purchaser Commission Filings                  5.4
          Purchaser Indemnified Parties                 9.2(a)
          Purchaser Licenses                           5.12
          Purchaser Violation                           5.7
          Returns                                      3.11(b)
          Rights                                        3.4
          Shares                                        2.2(c)(x)
          Similar Business                              4.6
          Single-Employer Plan                         3.12(b)
          South Fairfax Property                        9.2(d)
          SPE Indemnified Parties                      10.2(b)
          SPE Violation                                 4.4
          Talent Agreement                             3.13
          Tax                                          3.11
          Transferred Rights                            3.2
          Violation                                     3.6
          Voting Debt                                   3.4(b)

          1.3  Terms Generally.  The definitions used herein apply equally to
               ---------------
both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be construed as if followed by the words "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules hereto) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, Exhibits and Schedules are references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Any reference in this Agreement to the words "know" or "knowledge" with respect to: (i) SPE includes, without limitation, the actual knowledge of (x) those persons occupying the positions set forth on Schedule 1.3 and (y) the named persons listed on Schedule 1.3 and
(ii) Purchaser includes, without limitation, the actual knowledge of any member of the Board of Directors of Purchaser and those officers of Purchaser and its Controlled Affiliates occupying the position of senior vice president or higher.

                                  ARTICLE II.
                                  THE PURCHASE

          2.1  The Purchase.
               ------------

          Purchase and Sale.  Upon the terms and subject to the conditions of
          -----------------
this Agreement, at the Closing, SPCV and TGSC will sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will purchase from each of SPCV and TGSC fifty percent (50%) of the Membership Interests then owned by it, which Membership Interests (the "Purchased Interests") SPE represents and warrants to
                           -------------------
Purchaser and Purchaser Sub will constitute fifty percent (50%) of the outstanding Membership Interests, on a fully diluted basis (assuming the exercise in full of any Rights to acquire Membership Interests), immediately following the Closing. At the Closing (or at the time otherwise specifically stated herein):

          (a) Purchaser will pay the Cash Consideration to SPCV and TGSC by wire transfer of immediately available funds to an account designated for such purpose by SPE in writing prior to Closing.

          (b) LMC and Purchaser Sub will deliver the Note, duly executed in favor of SPCV and TGSC, to SPCV and TGSC.

          (c) In consideration of the delivery of the Note to it and at the direction of LMC with respect to the Note and in consideration for the delivery of the Cash Consideration to it, and at the direction of Purchaser with respect to the Cash Consideration, SPCV and TGSC will deliver to Purchaser Sub a certificate representing 40.91% of the Membership Interests registered in the name of Purchaser Sub (or Purchaser Sub's assignee pursuant to Section 10.3).

          (d) Purchaser Sub will, within five Business Days following the Closing Date, deliver to SPCV and TGSC stock certificates representing the Interest Consideration duly issued in the name of Purchaser Sub, with an executed stock assignment separate from certificate.

          (e) Purchaser Sub will, within five Business Days following the Closing Date, deliver to SPCV and TGSC stock certificates representing the Stock Consideration duly issued in the name of SPCV and TGSC.

          (f) Upon receipt by it of the Stock Consideration, SPCV and TGSC will deliver to Purchaser Sub a certificate representing 9.09% of the Membership Interests registered in the name of Purchaser Sub (or Purchaser Sub's assignee pursuant to Section 10.3).

          (g) Purchaser Sub will deliver to LMC that certain Assignment Agreement between LDI Sub and LMC dated as of the date hereof and that certain Security Agreement between LDI Sub and LMC dated as of the date hereof.

          2.2  Closing.
               -------

          (a)  Closing Date and Location.  The Closing shall take place at
               -------------------------
10:00 a.m. (Los Angeles time) at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 2029 Century Park East, 24th Floor, Los Angeles, CA 90067, on February 23, 2001 (the "Closing Date").
                        ------------

          (b)  Obligations of SPE.  At the Closing (or as otherwise indicated
               ------------------
below), SPE shall deliver and/or cause to be delivered the following to Purchaser and Purchaser Sub:

                    (i) the certificate representing 40.91% of the Membership Interests, duly registered on the books of the LLC in the name of Purchaser Sub or a wholly-owned subsidiary of Purchaser to which Purchaser Sub has assigned its right to purchase the Purchased Interests pursuant to Section 10.3;

                    (ii) within five Business Days following the Closing Date, the certificates representing 9.09% of the Membership Interests, duly registered on the books of the LLC in the name of Purchaser Sub or a wholly-owned subsidiary of Purchaser to which Purchaser Sub has assigned its right to purchase the Purchased Interests pursuant to Section 10.3;

                    (iii) the Distribution Agreement duly executed by SPE and the LLC;

                    (iv) the Employee Leasing Agreement duly executed by SPE and the LLC;

                    (v) the Restated Operating Agreement duly executed by SPE, SPCV and TGSC;

                    (vi) the Programming Agreement duly executed by SPE and the LLC;

                    (vii) the Registration Rights Agreement duly executed by SPCV and TGSC;

                    (viii) the Services Agreement duly executed by SPE and the LLC;

                    (ix)      the Sublease(s) duly executed by the LLC and SPE;

                    (x) the Parents Agreement duly executed by SPE in favor of Purchaser;

                    (xi) a certificate of existence and good standing for the LLC in the State of Delaware, certified by the Delaware Secretary of State as of a date that is not more than three Business Days prior to the Closing Date;

                    (xii) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., as counsel for SPE, TGSC and SPCV, substantially in the form of Exhibit J attached hereto and dated as of the Closing Date;

                    (xiii) an opinion of Potter, Anderson & Corroon, LLP, as Delaware counsel for SPE, TGSC and SPCV, substantially in the form of Exhibit N attached hereto and dated as of the Closing Date;

                    (xiv) an opinion of Leah Weil, Deputy General Counsel to SPE, substantially in the form of Exhibit O attached hereto and dated as of the Closing Date;

                    (xv) evidence that all consents, approvals, waivers, filings or notifications have been obtained and made and are in full force and effect; and

                    (xvi) such other certificates of public officials, documents or instruments of further assurance as may reasonably be requested by Purchaser.

          (c)  Obligations of Purchaser and Purchaser Sub.  At the Closing (or
               ------------------------------------------
as otherwise indicated below), Purchaser and Purchaser Sub shall deliver and/or caused to be delivered the following to SPE, SPCV and TGSC:

                    (i) the Cash Consideration in immediately available funds, in the manner set forth in Section 2.1;

                    (ii) the Restated Operating Agreement duly executed by Purchaser and Purchaser Sub;

                    (iii) the Registration Rights Agreement duly executed by Purchaser;

                    (iv) the Parents Agreement duly executed by Purchaser in favor of SPE;

                    (v) a certificate of existence and good standing for Purchaser and Purchaser Sub in the State of Delaware, certified by the Delaware Secretary of State as of the date that is not more than three Business Days prior to the Closing Date;

                    (vi) an opinion of Baker Botts L.L.P., as counsel for Purchaser, substantially in the form of Exhibit K attached hereto and dated as of the Closing Date;

                    (vii) an opinion of Sherman and Howard, as counsel for LMC, substantially in the form of Exhibit M attached hereto and dated as of the Closing Date;

                    (viii) an opinion of Richards, Layton & Finger, as counsel for Purchaser, LMC and Purchaser Sub;

                    (ix) such other certificates of public officials and documents or instruments of further assurance as may reasonably be requested by SPE; and

                    (x) within five Business Days following the Closing Date, Purchaser Sub will deliver to SPCV and TGSC, certificates representing the shares of Purchaser Series A Common Stock issued to SPCV and TGSC as the Stock Consideration and issued to Purchaser Sub with a stock assignment separate from certificate as the Interest Consideration (collectively, the "Shares"), duly
                                                              ------
registered on the stock books of Purchaser in the name of SPCV and TGSC.

          (d)  Obligations of LMC and Purchaser Sub.  At the Closing, LMC and
               ------------------------------------
Purchaser Sub shall deliver the following to SPE, SPCV and TGSC:

                    (i) the Note duly executed by LMC and Purchaser Sub in favor of SPCV and TGSC.

          2.3  Allocation.  The parties shall allocate the consideration (and
               ----------
all other capitalizable costs) among the assets of the LLC (the "Allocation") in
                                                                 ----------
accordance with Section 755 of the Code and the applicable Treasury Regulations pursuant to an appraisal conducted by an independent appraiser (the "Appraiser")
                                                                     ---------
to be selected jointly by Purchaser and SPE (or if Purchaser and SPE are unable to agree within ten (10) Business Days following the Closing, an Appraiser proposed by Purchaser and reasonably acceptable to SPE). Each of Purchaser and SPE shall direct the Appraiser to conduct the appraisal in a commercially reasonable and fair fashion and shall not instruct the Appraiser to artificially inflate the value of any asset. The fees and expenses of the Appraiser shall be borne half by Purchaser and half by SPE. Each of the

Purchaser, SPCV, TGSC and the LLC shall (i) be bound by the Allocation for purposes of determining any Taxes, (ii) prepare and file, and cause its Affiliates to prepare and file, its Tax returns on a basis consistent with the Allocation and (iii) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable Tax return, report or filing, in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto in accordance with Section 10.1 and each party shall be entitled to participate in any actions or proceedings before such taxing authorities. The parties agree to use their commercially reasonable efforts to defend the Allocation in any such dispute or action relating thereto.

                                 ARTICLE III.
              REPRESENTATIONS AND WARRANTIES OF SPE, TGSC AND SPCV
                          WITH RESPECT TO THE COMPANY

     Each of SPE, TGSC and SPCV hereby, jointly and severally, represents and warrants to Purchaser and Purchaser Sub as follows:

          3.1  Organization and Qualification.  (a) The Company and each of
               ------------------------------
the Company Subsidiaries (i) is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth on
Schedule 3.1, the Company and each of the Company Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Company Material Adverse Effect.

          (b) SPE has delivered to Purchaser true and complete copies of (i) the organizational documents of the LLC, as amended through and in effect on the date hereof, (ii) the organizational documents of the LP, as such organizational documents had been amended as of the time immediately prior to the Conversion,
(iii) the organizational documents of each of the Company Subsidiaries as amended through and in effect on the date hereof and (iv) the documents and instruments pursuant to which the Conversion was effected. The Partnership Agreement was terminated as a result of the Conversion and no longer is of any force or effect.

          3.2  Subsidiaries.  Schedule 3.2(a) sets forth a complete list of the
               ------------
Subsidiaries of the Company and those Subsidiaries of SPE which became Subsidiaries of the Company in connection with the Conversion (the "Company
                                                                    -------
Subsidiaries"). The Company owns, free and clear of any Restriction, one hundred
-------------
percent (100%) of the outstanding Equity Interests of each of the Company Subsidiaries and there are no Rights issued or outstanding (or any agreements to issue any such Right) with respect to such Equity Interests. All of the Equity Interests of each

Company Subsidiary of the Company are validly issued, fully paid and nonassessable. Other than its investment in the Company Subsidiaries, the Company does not own any Equity Interest in any other Person or have any right to acquire any such Equity Interest. Other than (i) as disclosed on Schedule 3.2(b) or (ii) Equity Interests consisting of publicly traded securities constituting less than 10% of the outstanding Equity Interests of such Person, no Company Subsidiary owns any Equity Interests in any other Person or any Rights to acquire any such Equity Interests (such Equity Interests or Rights to acquire any such Equity Interests, an "Investment"). Neither the Company nor
                                       ----------
any Company Subsidiaries is a party to any joint venture, partnership, membership or similar arrangements. Schedule 3.2(c) sets forth a complete list of all Intellectual Property rights (other than customary license arrangements entered into in the ordinary course of business consistent with prior practice) relating to music which have been assigned, transferred or otherwise disposed of (the "Transferred Rights") by the Company or any of the Company Subsidiaries
      ------------------
to any Affiliate of SPE since the LOI Date. The revenues of the Company reported in the Financial Statements do not reflect any amounts that were attributable to, dependent upon or otherwise derived from the Transferred Rights. Other than the Transferred Rights, none of the Company nor any Company Subsidiary has assigned, transferred or otherwise disposed of any other significant assets or properties to SPE or its Affiliates since the LOI Date other than in the ordinary course of business consistent with past practice and which, in the aggregate are not material to the operation of the business of the Company. There are no Controlled Affiliates of the Company that are not Company Subsidiaries.

          3.3  Authorization and Validity of Agreement.  The Company has all
               ---------------------------------------
requisite power and authority to execute the Related Agreements to which it is a party and to carry out and perform its obligations under such Related Agreements and to consummate the Transaction. The execution, delivery and performance by the Company of the Related Agreements to which it is a party, and the consummation of the Transaction, have been duly and validly authorized by all necessary action of the Company and its Affiliates and no other action on the part of the Company or its Affiliates is necessary for the authorization, execution, delivery or performance by the Company of the Related Agreements to which it is a party and the consummation of the Transaction. Each of the Related Agreements to which it is a party will be duly executed and delivered by the LLC and, assuming that such other Related Agreements are duly executed and delivered by each of the other parties thereto which is not an Affiliate of SPE, each Related Agreement to which it is a party when executed and delivered by the LLC will constitute, the valid and binding obligation of the LLC enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          3.4  Capitalization.  (a)  Prior to the Conversion, all of the
               --------------
Partnership Interests were owned by SPCV and TGSC, each of which was immediately prior to the Conversion an indirect wholly-owned Subsidiary of SPE. All such Partnership Interests had been duly authorized and were validly issued, and were not issued in violation of any preemptive rights of others. As of the date hereof, SPCV and TGSC are the record and beneficial owners of all of the authorized and outstanding Membership Interests. All of the outstanding Membership Interests have been duly authorized, validly issued and fully paid, and none of the Membership Interests were issued in violation of any preemptive rights or any Restriction in favor of any other Person. Upon the Closing, the Purchased Interests will represent 50% of the Membership Interests outstanding. The sale of the Purchased Interests will not be subject to any rights of first offer, first refusal, tag-along rights or other similar rights or restrictions and, assuming the accuracy of
Section 5.10, the acquisition of the Purchased Interests by Purchaser will be exempt from registration under the Securities Act or state securities laws. None of the Membership Interests have been issued in violation of the Securities Act or state securities laws. There are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any of the Membership Interests.

          (b) There are not as of the date hereof any outstanding bonds, debentures, notes or other indebtedness of the Company or any of the Company Subsidiaries that have the right to vote (or that are or, after the passage of time or the occurrence of any event may be, convertible into or exercisable or exchangeable for other securities having the right to vote) on any matters on which shareholders, partners or members may vote ("Voting Debt"). There are not
                                                   -----------
as of the date hereof any authorized or outstanding (i) securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any Equity Interest or Voting Debt of the Company or any Company Subsidiary, (ii) phantom shares, phantom equity interests, stock or equity appreciation rights (full or limited) or profit participation rights or interests with respect to the Company or any Company Subsidiary, or (iii) subscriptions, purchase rights, options, warrants, calls, preemptive rights, rights of first refusal, participation rights or other rights, commitments or any other agreements or undertakings of any character (the securities, instruments or agreements referred to in clauses (i), (ii) and (iii) are hereinafter referred to collectively as "Rights") to or by which the Company or
                                         ------
any of the Company Subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of the Company Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any Equity Interest or Voting Debt or any Rights with respect thereto of the Company or any Company Subsidiary or obligating the Company or any of the Company Subsidiaries to grant, extend or enter into any of the foregoing. Neither the Company nor any Company Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Interest (or Rights to acquire any such Equity Interest) of the Company or any of the Company Subsidiaries, or to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other Person. Neither the Company nor any of the Company Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its Representatives which require or permit the issuance, sale, purchase or grant of any Equity Interests or Voting Debt of the Company or any Company Subsidiary or any Rights.


          (c) Other than as contemplated by the Conversion, there are not as of the date hereof any Rights that, directly or indirectly, (i) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Company Subsidiary of any Equity Interest or Voting Debt of any Company Subsidiary or any Investment owned directly or indirectly by the Company or any of the Company Subsidiaries, or (ii) relate to the voting or control of any such Equity Interest or Voting Debt. All Investments owned by the Company and the Company Subsidiaries are free and clear of all Restrictions. There are not as of the date hereof any agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the assets, revenues, earnings or financial performance of the Company or any Company Subsidiaries or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the Transaction or payments under Intellectual Property Licenses entered into in the ordinary course of business), except as provided in Schedule 3.4(c).

          3.5  Financial Statements; Additional Obligations. Attached hereto as
               --------------------------------------------
Schedule 3.5 are true and correct copies of the unaudited combined balance
------------
sheets of the Company and the Company Subsidiaries as of March 31, 2000 and the Company Balance Sheet Date, and the related unaudited combined statements of operations for the fiscal year ended March 31, 2000 and the six-month period ended on the Company Balance Sheet Date, in each case prepared by the Company (such unaudited combined balance sheets and combined statements of operations statements, collectively, the "Financial Statements"). The Financial Statements
                               --------------------
conform to the books and records of the Company and the Company Subsidiaries in all material respects. Since the Company Balance Sheet Date, neither the Company nor any of the Company Subsidiaries has incurred any liability or obligation of any kind that alone or in the aggregate is material, except in the ordinary course of business. Since the Company Balance Sheet Date, the Company has not extended the payment dates of accounts payable of the Company (other than where good faith disputes regarding such payment obligations then exist).

          3.6  Noncontravention. (i) The consummation of the Conversion did not,
               ----------------
(ii) the execution and delivery of the Related Agreements to which the Company is a party do not, and (iii) the consummation of the Transaction and compliance with the provisions of the Related Agreements to which the Company is a party will not, conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Restriction upon any of the properties or assets of the Company or any of the Company Subsidiaries under (any such conflict, violation, default, breach, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (a) the
                                                   ---------
organizational documents of the Company or the organizational documents of any of the Company Subsidiaries or (b) except as set forth on Schedule 3.6(a), (1) any Company Material Contract or Company Plan (without duplication) to which the Company or any of the Company Subsidiaries is a party or by which any of their respective properties or assets are bound or affected, other than Violations which are immaterial in nature or which would not materially affect the Company's rights under any such Company Material Contract or Company Plan, (2) any judgment, order, or decree of any Governmental Entity applicable to the Company or any of the Company Subsidiaries or their respective properties and assets or (3) any statute, law, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of the Company Subsidiaries or their respective properties or assets where such Violation under any such statute, law, ordinance, rule or regulation would prevent or materially delay the Company, the Company Subsidiaries, SPE or any of SPE's Controlled Affiliates from performing their obligations under this Agreement or any Transaction Agreements to which they are parties or result in a Company Material Adverse Effect. Except as set forth on Schedule 3.6(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (collectively, "Government Consents and Filings"), is required by or with
                       -------------------------------
respect to the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement or the Company's execution and delivery of any of the Related Agreements to which it is a party or the consummation by the Company of the Transaction, other than where (A) the failure to obtain any such authorization, consent or approval or (B) the failure to make any such filing, would not, in the aggregate, have a Company Material Adverse Effect.

          3.7  Absence of Certain Changes or Events. Except as set forth on
               ------------------------------------
Schedule 3.7, since the Company Balance Sheet Date the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (a) any Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Interests or the Equity Interests of any of the Company Subsidiaries, other than dividends or distributions by any direct or indirect wholly-owned subsidiary of the Company to the Company, (c) any split, combination or reclassification of any of the Membership Interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any Membership Interests, (d) any granting by the Company or any of the Company Subsidiaries to any Representative of the Company or any of the Company Subsidiaries of (x) any increase in compensation except in the ordinary course of business consistent with prior practice or as was required under employment agreements as in effect on the Company Balance Sheet Date or (y) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of the Company Subsidiaries, (e) any granting by the Company or any of the Company Subsidiaries to any Representative of the Company or any of the Company Subsidiaries of any award of cash or other benefit (i) which is contingent upon consummation of the Transaction or (ii) which is contingent upon the termination of such representation, employment, consulting or other services as a result of or relating to the consummation of the Transaction, (f) any increase or change in severance or termination pay payable to any Representative of the Company or any of the Company Subsidiaries in excess of that to which such Representative was entitled under an employment, consulting, severance or termination agreement in the form in which such agreement existed as of March 31, 2000, (g) any entry into, assumption of or renewal or modification of, any employment, consulting, severance or termination agreement with any Representative of the Company or any of the Company Subsidiaries'(other than agreements entered into in the ordinary course of business (i) for the provision of services which do not constitute customary employee-type services or (ii) for the provision of game show related production services or (iii) which constitute at-will employment relationships),
(h) any damage, destruction or loss, whether or not covered by insurance, other than any such damages, destruction or losses which, in the aggregate, are not material to the assets and operations of the Company or any of the Company Subsidiaries, or (i) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP.

     3.8  Legal Proceedings. Except as set forth on Schedule 3.8, there is (i)
          -----------------
no suit, action, proceeding or investigation pending or, to the knowledge of SPE threatened, against, involving or affecting the Company or any Company Subsidiary or any of its or their properties or rights; (ii) no judgment, decree, injunction, ruling or order of any Governmental Entity which is applicable to the Company or any of the Company Subsidiaries or any of their respective properties or rights and which would have a material adverse effect upon the operation of the business of the Company as currently conducted; and (iii) no action, suit, proceeding or investigation pending or, to the knowledge of SPE, threatened against the Company or its Affiliates that seeks to restrain, enjoin or delay the consummation of the Transaction or that seeks damages in connection therewith. No temporary restraining order, preliminary or permanent injunction or other order has been issued by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition preventing the consummation of the Transaction as herein provided is in effect.

          3.9  Compliance with Applicable Laws; Environmental.
               ----------------------------------------------

          (a) Each of the Company and the Company Subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (including licenses from the U. S. Federal Communications Commission) ("Licenses", which term shall not include any of the foregoing with respect
  --------
to Intellectual Property) necessary for it to own, lease or operate the properties and assets which are material to its business and to carry on its business as now conducted in all material respects. Neither SPE nor the Company has any reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Company's or the Company Subsidiaries' Licenses. Other than with respect to defaults or violations which have been cured prior to the date hereof without the payment of any consideration (other than filing fees or late payment fees in amounts that are not material to the Company) or the occurrence of adverse consequences to the Company or its business, the Company and each of the Company Subsidiaries is in compliance with, has not violated, is not in default under (with or without notice, lapse of time or otherwise) and has conducted its business so as to comply with, (x) the terms of those Licenses which are material to its business and (y) all applicable statutes, laws, ordinances, rules, regulations, judgments, orders or decrees of any Governmental Entity except, in the case of clause (y), where such violation or the failure to so comply or to conduct business, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (b) The Company and each of the Company Subsidiaries is and has been, and each of the Company's former Subsidiaries, while Subsidiaries of the Company, was in compliance with all applicable Environmental Laws and health and safety laws, except where such failure to comply would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The term "Environmental Laws" means any federal, state, local or foreign
          ------------------
statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material into the environment, including, without limitation, into ambient air, soil, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or
(B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, and includes, without limitation, the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Clean Air Act, 42 U.S.C. (S) 7401 et seq.

          (c) During the current or previous period of use or occupation of any property by the Company or the Company Subsidiaries (any such property used or occupied by the Company, a "Company Property"), there have been no releases of
                            ----------------
Hazardous Material by SPE, the Company or any of their respective Controlled Affiliates or by any other Person occupying a Company Property pursuant to any contractual relationship with any of SPE, the Company or their respective Controlled Affiliates, or, to the knowledge of SPE, by any third party, in, on, under or affecting such Company Property or any surrounding site, except for those releases which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. Schedule 3.9(c)(i) contains a complete list of the material documents relating to releases or potential releases of Hazardous Material known to SPE at any Company Property. To the knowledge of SPE, prior to the period a property became a Company Property, (x) no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such Company Property, and, (y) there were no releases of Hazardous Material in, on, under or affecting any such Company Property or any surrounding site, except (1) as referenced in the documents listed in Schedule 3.9(c)(i) and (2) for those which, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. Except as referenced in the document listed in Schedule 3.9(c)(ii), neither the Company nor any Company Subsidiary
(i) generates, treats or manufactures Hazardous Material, or (ii) uses, stores or disposes of Hazardous Material, other than Hazardous Material typically used, stored or disposed of in comparable office environments. The term "Hazardous
                                                                   ---------
Material" means (A) hazardous materials, contaminants, pollutants, constituents,
--------
medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined or regulated under any Environmental Law, (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and
(E) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in
                                ----
excess of 50 ppm.

     3.10 Brokers. Except as set forth on Schedule 3.10, no agent, broker,
          -------
investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company, its Affiliates, or their respective Representatives, to any financial advisory, broker's, finder's or similar fee or commission in connection with the Transaction, and SPE, TGSC and SPCV, jointly and severally, agree to indemnify and hold the Company, Purchaser and their respective Affiliates and Representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions, expenses or claims for indemnification or contribution asserted by any other Person on the basis of any act or statement made or alleged to have been made by the Company, its Affiliates, or their respective Representatives in connection with the Transaction. SPE, TGSC and SPCV, jointly and severally, shall be solely responsible for any amounts set forth on Schedule 3.10.

     3.11  Tax Matters.  Except as set forth on Schedule 3.11:
           -----------

     (a) For U.S. federal income tax purposes, the Company has not elected, and will not make any election, to be treated as a corporation.

     (b) All federal, state, local and foreign tax returns required to be filed by or on behalf of, or in which is required to be reported the income, gains, losses, deductions, or credits of, the Company and the Company Subsidiaries (and their respective predecessors, if any) under the Code or any other applicable statute ("Returns") have been or will be filed within the time prescribed by law
          -------
(including extensions of time approved by the appropriate Governmental Entity). Such Returns accurately and completely set forth or will accurately and completely set forth in all material respects all liabilities for Taxes and any other items (including, but not limited to, items of income, gain, loss, deduction and credit) required to be reflected or included in such Returns.

     (c) The Company has paid or will pay (or will cause to be paid), on a timely basis, all Taxes of the Company and the Company Subsidiaries that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith.

     (d) Adequate provision has been made in the Financial Statements for the payment of Taxes payable by the Company and the Company Subsidiaries and due on or after the Company Balance Sheet Date.

     (e) No deficiencies or assessments have been asserted in writing by the Internal Revenue Service ("IRS") or any other Governmental Entity with respect
                           ---
to the Returns.

     (f) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the Company Interests or on any of the assets of the Company or any of its Subsidiaries.

     (g) There are no unsatisfied actual or proposed adjustments or assessments for Taxes against the Company or any of the Company Subsidiaries or, to the knowledge of SPE, any basis for any such assessment or adjustment.

     (h) (i) There are no pending audits, actions, proceedings, disputes or claims with respect to any Taxes payable by or asserted against the Company or any of the Company Subsidiaries, (ii) to the knowledge of SPE, there is no basis on which any claim for material Taxes can be asserted against the Company or any of the Company Subsidiaries and (iii) the Company has not received notice from any Governmental Entity of its intent to examine or audit any Returns of the Company or any of the Company Subsidiaries.

     (i) There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries may be liable.

     (j) (i) There are no tax sharing, allocation, indemnification, liability, or similar agreements or arrangements in effect as between the Company, any of the Company Subsidiaries, or any predecessor of any of them, and any other Person and (ii) neither the Company nor any of the Company Subsidiaries (A) has been a member of any affiliated group filing a consolidated federal income Tax Return or (B) has any liability for Taxes of any Person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign tax law), as transferee or successor, by contract or otherwise.

     (k) No closing agreement pursuant to section 7121 of the Code or any similar provision of any foreign, state or local law has been entered into by the Company or any of the Company Subsidiaries.

     (l) No taxing authority has notified the Company, SPE or any of their Subsidiaries that it will investigate or make further inquiries with respect to any material liability of the Company or any of the Company Subsidiaries or any Affiliate thereof for any Tax that could reasonably be expected to result in the issuance by any taxing authority of a notice of deficiency or similar notice for Taxes against the Company or any of the Company Subsidiaries.

     (m) There are no requests for rulings, outstanding subpoenas or requests for information with respect to Taxes of the Company or any of the Company Subsidiaries, proposed reassessments of any assets or any property owned or leased by the Company or any of the Company Subsidiaries, or similar matters pending with respect to any taxing authority.

     (n) Except for the United States, the State of Texas, the State of New York, the State of Delaware and the State of California, there are no other jurisdictions in which income or franchise tax returns and reports, and returns and reports relating to the payment of Tax based upon the ownership or use of property therein or the derivation of income therefrom or measured by premiums or investments in tangible or intangible property, were, or were required to be, filed by the Company or any of the Company Subsidiaries or in which the Company or any of the Company Subsidiaries was required to be included and to which the Company or any of the Company Subsidiaries would have a material tax liability.

     (o) All Taxes required to be withheld or collected by the Company or any of the Company Subsidiaries (including, but not limited to, Taxes required to be withheld with respect to amounts paid or owing to any Representative or other Person) have been timely withheld or collected and, to the extent required, have been timely paid, remitted or deposited to or with the relevant Governmental Entity.

     (p) None of the Company Subsidiaries has filed a consent under Code (S) 341(f) concerning collapsible corporations.

For the purpose of this Agreement, the term "Tax" (including, with correlative
                                             ---
meaning, the terms "Taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     3.12 Employee Matters. For purposes of this Section 3.12 any reference to
          ----------------
the Company shall include any Company Subsidiary.

     (a)  Schedule 3.12(a) contains a true and complete list of each "Employee
                                                                      --------
Benefit Plan," within the meaning of section 3(3) of the Employee Retirement
------------
Income Security Act of 1974, as amended ("ERISA"), and each bonus, deferred
                                          -----
compensation, incentive compensation, equity compensation, equity purchase, equity option, equity appreciation rights, restricted equity, severance or termination pay, fringe benefit, vacation, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, savings, pension, retirement, or supplemental retirement plan, program, agreement or arrangement which is not an Employee Benefit Plan, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time by the Company or by any trade or business, whether or not incorporated, that is under common control or that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), for the benefit of any current or former employee, officer,
  ---------------
consultant, independent contractor or director of the Company, including any such type of plan, program, agreement or arrangement established, maintained or contributed to under the laws of any foreign country (collectively, the "Company
                                                                         -------
Plans"). Schedule 3.12(a) identifies each Company Plan that is an Employee
-----
Benefit Plan. Except as set forth in Schedule 3.12(a), the Company has previously delivered to Purchaser true and complete copies of (i) each Company Plan and, if a Company Plan is funded through a trust or any third party funding vehicle, a true copy of such trust or other funding document, (ii) the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, (iii) annual reports on IRS Form 5500, with all schedules, required to be filed with any Governmental Entity for each Company Plan that is an Employee Benefit Plan for the three most recent plan years, (iv) all actuarial reports and financial statements for the last two plan years of each Company Plan and (v) the summary plan descriptions and other materials and reports provided to participants, beneficiaries or any Governmental Entity as required to comply with the Code, ERISA or other laws and regulations with respect to the Company Plans. Neither the Company nor any ERISA Affiliate has an announced plan or legally binding commitment to adopt, establish or create any new or additional Company Plans or to materially modify or change the benefits or other aspects of the Company Plans except as required by law. Except as otherwise set forth in Schedule 3.12(a), each Company Plan can be terminated or amended unilaterally by SPE on not more than 90 days' notice. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing in this Agreement shall limit SPE's right to amend, modify or terminate any

Company Plan in whole or in part for any reason and at any time, subject to subsection (l) of this Section 3.12. Since the LOI Date, there have been no amendments to any Company Plan that materially increased the cost of contributions to be made by the Company thereunder.

     (b) No Company Plan that is a "single-employer plan" as defined in Section 3(41) of ERISA ("Single Employer Plan") is subject to Title IV of ERISA or
                 --------------------
Section 412 of the Code, and neither the Company nor any ERISA Affiliate made, or was required to make, contributions for the benefit of any current or former employee, officer, consultant, independent contractor or director of the Company to any Employee Benefit Plan that is a Single Employer Plan subject to Title IV of ERISA during the six-year period ending on the Closing Date. Except as set forth in Schedule 3.12(b), none of the Company Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan") or a "multiple
                                       ------------------
employer pension plan" described in Section 4063 of ERISA. Neither the Company nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan with respect to which the Company or any ERISA Affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan and the withdrawal from any Multiemployer Plan will not result in withdrawal liability to the Company or any ERISA Affiliate.

     (c) All contributions and premiums required of the Company by any legal requirement or by the terms of any Company Plan or any contract relating thereto have been timely made (without regard to any waivers granted with respect thereto) or accrued. All obligations of the Company with respect to each Company Plan have been paid or performed. All such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the Company on or prior to the Closing Date or will be properly recorded in the Company's financial records. Each Company Plan that is a Single-Employer Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code. Except as set forth in Schedule 3.12(c), no Company Plan is a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code.

     (d)  There has been no "reportable event," as that term is defined in
Section 4043 of ERISA and the regulations thereunder, with respect to any Employee Benefit Plan subject to Title IV of ERISA that would require the giving of notice or any material event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA. There has been no event or circumstance that has resulted in any actual or potential liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation or any other Person or entity under Title IV of ERISA against the Company or any ERISA Affiliate nor, to the knowledge of SPE, after due inquiry is there or has there been any event or circumstance that could reasonably be expected to result in such liability.

     (e) The Company is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, regulations, judgments, orders or decrees respecting the employment and employment practices (including, without limitation, those relating to health and safety (other than the Environmental
Laws), hiring, promotion or pay of employees), terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. Except as set forth on Schedule 3.12(e), there is no labor strike or labor disturbance pending or, to the knowledge of SPE, threatened against the Company, and during the past five years the Company has not experienced a work stoppage.

     (f)  No non-exempt "prohibited transaction" within the meaning of Code
Section 4975 or ERISA Section 406 has occurred with respect to any Company Plan to which either of those sections may apply.

     (g) Each Company Plan is currently and has been for the three years preceding the Closing Date operated and administered in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code, and to the knowledge of SPE, each Employee Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trust or trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. To the knowledge of SPE, nothing has occurred with respect to the operation of the Plans that could be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. All required reports and descriptions of each Plan have been timely filed and distributed as required by ERISA and the Code.

     (h) Except as set forth in Schedule 3.12(h), neither the Company nor any Company Plan provides or previously provided welfare benefits, including death, life, medical or health benefits (whether insured or uninsured), with respect to current or former employees, officers, directors, or consultants beyond their retirement or other termination of employment (other than continuation coverage mandated by Section 4980B of the Code and Part 6 of Title I of ERISA).

     (i) Except as set forth in Schedule 3.12(i), there are no pending, threatened or anticipated material claims or proceedings (whether civil or criminal) against any Company Plan, the assets of any Company Plan or the Company, the plan administrator or fiduciary of any Company Plan or any officer, director, employee or agent of the Company with respect to the operation of any such plan, including, but not limited to, liability for a breach of fiduciary duty under Section 409 of ERISA, conduct that would result in penalties under
Section 502(i) of ERISA, and any liability for premium payments for any accumulated fiduciary deficiency as defined in Section 302 of ERISA or any minimum funding contribution under Section 302 of ERISA (other than routine benefit claims), and to the knowledge of SPE, there are no facts or circumstances that could form the basis for any such claim or proceeding. No lien imposed under Section 412(n) of the Code exists in favor of any Employee Benefit Plan upon any property of the Company or an ERISA Affiliate.

     (j) Schedule 3.12(j) sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company is a party or by which any of them may be bound (true and complete copies of which previously have been made available to Purchaser): (i) each collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) each agreement with any executive officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the Transaction; and (iii) each other material agreement or Company Plan any of the benefits of which are contingent on or will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transaction. Except as set forth in Schedule 3.12(j), the Company is not a party to any agreement, arrangement, commitment or understanding that has resulted or would result, upon the consummation of the Transaction or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     (k) No consent, approval or other action by any participant in any Company Plan is necessary in order to effect the Purchase.

     (l) None of the Purchaser or its Affiliates shall have or acquire any interest in or right with respect to any of the Company Plans. SPE and its Affiliates and ERISA Affiliates will remain solely responsible for, and none of the Purchaser or its Affiliates will have any liability under, relating to or arising out of the Company Plans maintained by SPE or any
ERISA Affiliate; provided, however, if assets are transferred from any SPE
                 --------  -------
tax-qualified plan to any tax-qualified plan(s) sponsored by the Company (which plans of the Company shall include any plans that may be adopted and maintained by the Company subsequent to the date of this Agreement), the benefits, rights and features of the SPE plan shall be preserved under the Company plan(s) to the extent required by law. SPE expressly reserves the right to amend, modify or terminate any employee benefit, benefit plan or program that it maintains in accordance with the terms thereof and applicable law, including without limitation, the terms of any Company Plan or any plan or program that covers SPE employees who may be leased to the Company pursuant to the terms of any separate agreement (regardless of whether or not such separate agreement is contemplated under the terms of this Agreement or any Related Agreement); provided, however,
                                                             --------  -------
that SPE shall provide the Purchaser and the Company with prompt written notice of any amendment, modification or termination of any such employee benefit, benefit plan or program that will affect one or more SPE employees who are leased to the Company.

     3.13  Contracts; Debt Instruments. Schedule 3.13 sets forth a true and
           ---------------------------
complete list of each Contract (other than the Transaction Agreements and the Related Agreements) to which the Company or any Company Subsidiary is a party or by which it or they may be bound (directly or indirectly) (a) that contains a covenant (i) by another party thereto not to compete with the Company or the Company Subsidiaries or (ii) by the Company or any of the Company Subsidiaries not to compete with others (other than Affiliation Agreements); (b) that is with an

Affiliate of the Company or an "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company or any of the Company Subsidiaries, other than agreements or arrangements that either individually or in the aggregate are not material to the business and operations of the Company; (c) with respect to Indebtedness for money borrowed (other than (i) trade payables in the ordinary course of business or (ii) intercompany Indebtedness or loans from Affiliates where the liability of the Company or the Company Subsidiaries thereunder was terminated prior to the Closing without the payment by the Company or the Company Subsidiaries of any consideration) or (iii) loans or advances to employees for business expenses in the ordinary course of business (consistent with past practice); (d) which constitutes an Intellectual Property License; (e) which constitutes an employment, customary consulting, agency or commission agreement (including material agreements with advertising agencies) to which the Company or any of the Company Subsidiaries is a party or bound and which (i) provides for severance payments, termination payments, change-in-control payments or other similar payments in excess of $50,000, or (ii) is not terminable upon 60 days' or less prior notice to the employee, consultant or agent without penalty or payment (other than payment for prior work performed) by the Company or the Company Subsidiaries or (iii) individually involves unsatisfied or potential obligations of $50,000 or more as of January 1, 2001 except, in the case of clauses (ii) and (iii), for agreements with television producers, third party talent and other third party vendors relating to television production (which shall not include agreements with vendors developing television programming included in Schedule 3.15(a)) (each such agreement, a "Talent Agreement"); (f) which is an Affiliation Agreement,
              ----------------
including any amendments or modifications thereto or waivers of rights thereunder (including those Affiliation Agreements required to be included in
Schedule 3.13(a)(ii), and other than Affiliation Agreements with cable television or satellite television providers pursuant to which GSN Programming is being distributed by such cable television or satellite television providers to less than 50,000 subscribers); (g) for the acquisition, lease or servicing of satellite transponders and other uplink arrangements (including maintenance);
(h) that is a collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the Transaction; (j) which is with any Governmental Entity; (k) which individually is reasonably likely to involve the payment of consideration of more than $200,000 over the remaining term of such Contract (except for Talent Agreements) and which is not otherwise set forth on Schedule 3.13; (l) which is a Talent Agreement and which individually is reasonably likely to involve the payment of consideration of more than $500,000 over the remaining term of such Contract; or (m) which constitutes a guarantee, make-well agreement, surety contract, letter of credit, indemnity agreement (other than the standard indemnification provisions of any Contract) or arrangement or similar instrument, obligation or transaction which is material to the Company and the Company Subsidiaries taken as a whole (the items referred to in clauses
(a) through (m) of this sentence being referred to herein as "Company Material
                                                              ----------------
Contracts"). A true and complete copy of each Company Material Contract has been
---------
made available to Purchaser. Each Company Material Contract is a valid and legally binding obligation of the Company or the Company Subsidiaries, whichever is applicable, and is in full force and effect; all material obligations required to be performed thereunder as of the date hereof by the Company or the Company Subsidiaries, whichever is applicable, have been performed, and to the knowledge of SPE, no other party to any Company Material Contract is in default in any material respect under the terms thereof. Except as set forth in Schedule 3.13(n), neither the Company nor any Company

Subsidiary has received any notice of termination or of intent to terminate any Company Material Contract.

          3.14  Title to Properties. The properties and assets (other than
                -------------------
intangible properties and assets) owned or leased by the Company and the Company Subsidiaries are suitable and adequate for the conduct of their respective businesses and operations. The Company and the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all such material properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, are not material to the ownership or use of such properties. All such material properties and assets, other than properties and assets in which the Company or any of the Company Subsidiaries have leasehold interests, are free and clear of all Restrictions, other than Permitted Restrictions.

          3.15  Patents, Trademarks & Copyrights and Similar Rights. For
                ----------------------------------------------------
purposes of this Section 3.15 any reference to the Company shall include any Company Subsidiary.

     (a) Schedule 3.15(a) sets forth a complete and accurate list of (i) all registrations and issued patents, or if a registration or patent has not been issued, applications for patents and applications to register trademarks, trade names, service marks, copyrights and domain names, and all extensions, renewals, restorations and resuscitations thereof, filed by or on behalf of the Company,
(ii) all television programming, all games and, to the extent not listed by their respective titles, all titles to each (for purposes of this Section 3.15, all references to television programming and/or games includes the titles thereof) that are (x) owned by, or (y) licensed to the Company; (iii) all television programming and all games that are currently in development for or in any medium to the extent such television programming or such games are being developed (x) pursuant to a written development agreement or other instrument sufficient to evidence the Company's ownership interest therein, or (y) by a third party to whom the Company, or any Company Subsidiary is providing consideration for such development; it being understood that this clause (iii) does not include any television programming or game being developed internally by the Company without a material development expense in excess of normal employee compensation, (iv) all agreements relating to material computer software and applications (and all computer software where no agreements exist with respect to such computer software) that are (x) owned by or (y) licensed to the Company (other than retail or generally available computer software and applications licensed by the Company pursuant to ordinary commercial terms generally referred to as click-wrapped or shrink-wrapped software) that are included in the Intellectual Property and (v) (A) all agreements under which any Intellectual Property is licensed to the Company in the case of Intellectual Property not owned by the Company, and (B) all agreements under which any Intellectual Property is licensed by the Company to any Person other than agreements under which any Intellectual Property is licensed by the Company only in connection with marketing or promotional efforts which are not primarily for compensation (collectively, the "Intellectual Property Licenses"), indicating
                                 ------------------------------
the parties to such agreement.

     (b) Except (x) as set forth on Schedule 3.15(b) and (y) for monies which are payable to collecting societies, performing rights societies, music publishers, collective bargaining organizations, trusts established under collective bargaining agreements, or by performing rights societies, and Restrictions held by or for the benefit of the foregoing or the beneficiaries thereof, with regard to the Intellectual Property set forth on Schedule 3.15(a) that is (i) owned by the Company, the Company has good and valid title thereto free and clear of all Restrictions or (ii) held by the Company under license, use by the Company of such Intellectual Property is free from any Restriction or obligation except to the extent provided for in the relevant Intellectual Property License or as may be caused by a default by the licensor under the relevant Intellectual Property License or any third party licensor in any license to a licensor under an intellectual property license for intellectual property subject to an Intellectual Property License. Neither SPE nor the Company is in material default under any Intellectual Property License, and to the knowledge of SPE, no third party licensor is in material default under such license to SPE or the Company which is the subject of the Intellectual Property licensed under an Intellectual Property License.

     (c) The Company has, or SPE on behalf of the Company has, filed applications for all inventions that the Company owns or controls that satisfy the provisions of 35 U.S.C. (S)(S) 101, 102 and 103 (or the Canadian equivalent) and all trademarks that the Company owns or controls that are material to the Company's current business with the U.S. Patent and Trademark Office, and all original works of authorship fixed in a tangible medium of expression that the Company owns or has produced that are material to the Company's current business, with the U.S. Copyright Office, where, in the exercise of the Company's or SPE's reasonable business judgment exercised at the time of creation or acquisition of such invention, trademark or original work of authorship, as applicable, the Company, or SPE, on behalf of the Company, determined it was appropriate to do so. Except as set forth in Schedule 3.15(c), with respect to registered copyrights, trademarks and service marks owned by the Company or SPE or any of SPE's Controlled Affiliates and licensed to the Company, and issued patents which are owned by the Company or owned by SPE or any of SPE's Controlled Affiliates and licensed to the Company, the Company, SPE or SPE's Controlled Affiliates have taken such efforts as are commercially reasonable to maintain the registrations and issued patents under applicable laws or regulations, and such registrations and issued patents remain in full force and effect. Except as set forth on Schedule 3.15(c), to the knowledge of SPE, none of the television programs or games (excluding the titles thereto) included in the Intellectual Property and owned or produced by the Company that are material to the Company's current business have fallen into the public domain and none of the Company's trademark rights in and to the titles of such television programs and such games have been abandoned (except as may occur solely by the Company's failure to continue broadcasting, distributing or otherwise publicly exploiting such television programs and games), nor has the term of protection of any of the copyrights owned or with respect to television programming and games owned or produced by the Company and included in Intellectual Property and material to the Company's business expired under the laws of the United States or Canada. For purposes of clarification of the foregoing, the description `owned or produced by the Company' does not include any television program or game licensed to the Company. Except as set forth in
Schedule 3.15(c), to the knowledge of SPE, with respect to the Intellectual Property rights owned by the Company or owned by SPE or any of SPE's Controlled Affiliates and licensed to the Company which have been applied for or filed with the relevant Governmental Entities and which have not been registered or issued by such relevant

Governmental Entities, there have not been (i) any allegation by a third party or relevant Governmental Entity, or (ii) any facts to indicate, that such Intellectual Property rights are not entitled to the registration or issuance by the relevant Governmental Entities and SPE has taken reasonable steps to prosecute such applications for such registrations. The Company, in the ordinary course of business, has taken reasonable steps to secure from all consultants and contractors who contribute, have contributed or shall contribute to the creation or the development of any material Intellectual Property of the Company valid written assignments to the Company of such Person's rights to any contribution which the Company does not own by operation of law, it being understood that no representation is made that the Company has been successful in obtaining such written assignment from all consultants and independent contractors. It is the Company's policy to enforce such an assignment to the extent such an assignment is contained in any written agreement. SPE has a written policy regarding the treatment of confidential information of the Company that was previously provided to the Purchaser. To the knowledge of SPE, there are no unauthorized uses, disclosures or infringements of any part of any Intellectual Property of the Company that is material to the Company's business. The Company has received no claim that the Company has misappropriated the trade secrets of any third party.

     (d) Except as disclosed in Schedule 3.15(d): (i) to the knowledge of SPE, the Company's activities, products and services (including the Company's Intellectual Property), as presently conducted, do not infringe upon or otherwise violate the Intellectual Property rights of any other Person; (ii) (x) there are no claims or suits pending, (y) there has not been notice provided or,
(z) to the knowledge of SPE, any claims threatened, alleging that the Company or any of its activities, products or services infringe upon or constitute the unauthorized use of any other Person's intellectual property, or challenging the Company's ownership of, right to use, or the validity or enforceability or effectiveness of any license relating to any Intellectual Property of the Company; (iii) to the knowledge of SPE, none of the Intellectual Property of the Company is (x) being infringed or violated by any Person or (y) (i) being used or (ii) available for use by any other Person (except in the case of clauses (i) or (ii) of this subsection (y), pursuant to the Intellectual Property Licenses, or as allowed under applicable law); (iv) none of the Company, SPE or SPE's Controlled Affiliates have filed a claim against, provided notice to or taken any other action against any Person claiming the infringement, violation, or unauthorized use by any Person of any Intellectual Property owned by the Company or licensed to the Company; and (v) (w) the consummation of the Conversion did not, (x) the execution and delivery of this Agreement by the Company, SPE, SPCV and TGSC does not, (y) the execution and delivery of the Transaction Agreements to which any of them is to be a party will not, and (z) the consummation of the Transaction and compliance with the provisions of this Agreement and the Transaction Agreements to which it is a party will not, result in the loss of any rights in any Intellectual Property of the Company.

          3.16 Dealings with Officers and Directors; Sony Services. No director
               ---------------------------------------------------
or officer (at the level of senior vice president or above) of SPE, the Company or any of their respective Controlled Affiliates (each such director or officer, a "Covered Person") has any material interest in any material assets or
   --------------
properties (whether real or personal, tangible or intangible) of or used in the business of the Company or any Company Subsidiary except as set forth in Schedule 3.16. Except (x) as set forth in Schedule 3.16(a), (y) for those employment agreements listed on Schedule 3.13(f)(i) and (z) loans to employees pursuant to the SPE Savings and Profit Sharing Plan set forth on
Schedule 3.12(a), there exist no Contracts or other liabilities or obligations between the Company or any of the Company Subsidiaries, on the one hand, and any Covered Person, on the other hand, except for Contracts or other liabilities or obligations entered into in the ordinary course consistent with past practice as part of the employment or director relationship between the Company or any of the Company Subsidiaries, on the one hand, and the Covered Person on the other hand. Except as set forth in Schedule 3.16, neither the Company nor any of the Company Subsidiaries provides or causes to be provided goods or services to any Covered Person (other than the provision of goods and services as part of the Company's ordinary course of business). There are no (x) losses, claims, damages, costs, expenses, liabilities or judgments currently outstanding or (y) claims or actions currently pending which would reasonably be expected to result in any losses, claims, damages, costs, expenses, liabilities or judgments in each case which would entitle any Covered Person to indemnification by the Company or the Company Subsidiaries under applicable law, the organizational documents of the Company or any of the Company Subsidiaries or pursuant to any
(i) insurance policy maintained by or on behalf of the Company or any of the Company Subsidiaries or (ii) Contracts to which the Company or any of the Company Subsidiaries is a party or by which it or their properties are bound. To the knowledge of SPE, other than as reflected on Schedule 3.16, no spouse or minor child of a Covered Person has any (x) employment, consulting, independent contractor or similar arrangement or Contract with the Company or any of the Company Subsidiaries or (y) interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or the Company Subsidiaries, in each case, which was not entered into (i) in the ordinary course of the Company's business and (ii) based upon market terms.

          3.17  No Excise Tax Obligations. The Company does not have any
                -------------------------
obligation to make payments to any past or present employees of the Company or the Company Subsidiaries or Affiliates as a result of the imposition of any excise taxes pursuant to Section 4999 of the Code or the imposition of any excise or similar taxes pursuant to any similar provision of state or local law.

          3.18  Full Disclosure. The representations and warranties of SPE, TGSC
                ---------------
and SPCV in this Agreement and the statements contained in the schedules to be furnished by or on behalf of the Company, SPE, TGSC and SPCV to the Purchaser pursuant to this Agreement, when considered as a whole do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.

          3.19  Cable Subscribers. Schedule 3.19(a) sets forth a complete list
                -----------------
of the sixteen largest individual MSOs, ranked by number of subscribers to which GSN Programming is distributed as of the date set forth in such Schedule (each such MSO, a "Material MSO"), listing opposite such MSO's name the date of such
             ------------
MSO's most current subscriber report delivered to the Company, SPE or any Controlled Affiliate of SPE (each such report, an "MSO
                                                   ---

Report"), and the period covered by each such MSO Report. The Company has
------
provided true and complete copies of such MSO Reports to Purchaser. The Company has been fully paid in accordance with such MSO Reports, subject to minor adjustments made, from time to time, in the ordinary course of business which adjustments, individually or in the aggregate, will not have a material adverse effect upon the reported revenues of the Company. To the knowledge of SPE, the MSO Reports do not contain any errors or misstatements, other than adjustments which, individually or in the aggregate, will not have a material adverse effect upon the reported revenues of the Company. To SPE's knowledge, since the date of each MSO Report listed on Schedule 3.19(a), the aggregate number of subscribers covered by the MSO Reports listed on Schedule 3.19(a) has not materially decreased.

          3.20  Company Territories. Other than in the United States, Canada and
                -------------------
those locations listed on Schedule 3.20 (the "Company Territories"), there are
                                              -------------------
no other locations in which GSN Programming is distributed over a Covered
System.

          3.21  Contribution of Indebtedness; Book Up of Assets. Prior to the
                -----------------------------------------------
Closing, neither the Company nor any Company Subsidiary was obligated with respect to any Indebtedness in favor of Persons other than SPE and its Affiliates. Prior to the Closing, SPE and its Affiliates contributed to the capital of the Company the then-existing balance (both principal and interest) of any and all outstanding Indebtedness of the Company or the Company Subsidiaries owed to any of them, and any instrument or other evidence of such indebtedness was terminated and SPE and its Affiliates released the Company and the Company Subsidiaries from any and all obligations or liabilities related thereto. Accordingly, as of the date hereof, neither the Company nor any Company Subsidiary has any outstanding third party Indebtedness. In connection with the capital contribution of such Indebtedness by SPE and its Affiliates, and in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Company adjusted the capital accounts of TGSC and SPCV to reflect a revaluation of the assets of the Company as shown on the Company's books to the fair market values of such assets as of the date of such contribution.

          3.22  Dissolution/Conversion of Subsidiaries. SPE, TGSC, SPCV and the
                --------------------------------------
Company have taken all action necessary in accordance with applicable law to cause each of the Company Subsidiaries that was a corporation for U.S. federal income tax purposes to be liquidated or converted into a single member limited liability company which is disregarded as an entity separate from its owner within the meaning of Section 301.7701-3(b)(1)(ii) of the Treasury Regulations. As of the date hereof, no Company Subsidiary is classified as a corporation for U.S. federal income tax purposes, and the Company has not made any election to cause any Company Subsidiaries to be treated as a corporation for U.S. federal income tax purposes on or after the Closing Date.

                                  ARTICLE IV.
             REPRESENTATIONS AND WARRANTIES OF SPE, TGSC AND SPCV

          Each of SPE, TGSC and SPCV hereby, jointly and severally, represents and warrants to Purchaser and Purchaser Sub as follows:

          4.1  Organization and Qualification. (a) Each of SPE and SPCV is a
               ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. TGSC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Each of SPE, TGSC and SPCV (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so duly qualified (individually or in the aggregate) would not have a SPE Material Adverse Effect. Each of TGSC and SPCV is an indirect wholly owned Subsidiary of SPE.

          (b) Each of TGSC and SPCV has made available to Purchaser true and complete copies of such parties' Articles or Certificates of Incorporation and By-Laws, as amended through and in effect on the date hereof.

          4.2  Authorization; Validity of Agreement; Sony Approval. Each of SPE,
               ---------------------------------------------------
TGSC and SPCV has all requisite power and authority to execute this Agreement and the other Related Agreements to which it is a party, to sell, assign and transfer the Purchased Interests to Purchaser as provided herein, and to carry out and perform its obligations under this Agreement and such Related Agreements and to consummate the Transaction. The execution, delivery and performance by each of SPE, TGSC and SPCV of this Agreement and the other Related Agreements to which it is a party, and the consummation of the Transaction (including the sale and delivery of the Purchased Interests) by each of SPE, TGSC and SPCV have been duly and validly authorized by all necessary corporate action. No other action is necessary for the authorization, execution, delivery or performance by each of SPE, TGSC and SPCV of this Agreement, the Related Agreements to which it is a party and the consummation of the Transaction. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by each of SPE, TGSC and SPCV, and, assuming that this Agreement and such other Related Agreements are duly executed and delivered by each of the other parties thereto that is not an Affiliate of SCA, this Agreement and each Related Agreement to which it is a party constitutes the valid and binding obligations of each of SPE, TGSC and SPCV, enforceable against each of SPE, TGSC and SPCV in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          4.3  Conversion. Each of SPE, TGSC and SPCV has taken such actions as
               ----------
are necessary to cause (a) all of LP's assets, businesses, liabilities and other rights, benefits and obligations to be transferred to LLC and (b) those entities referred to in
Schedule 4.3 to be contributed to the LLC (in the manner described in Schedule 4.3) (collectively, the "Conversion"). The Persons listed on Schedule 4.3 are
                         ----------
referred to herein collectively as Company Subsidiaries and no Company Subsidiary will be deemed a Controlled Affiliate of SPE for purposes of this Agreement. As a result of the Conversion, the LLC on a consolidated basis with the Company Subsidiaries has succeeded to all of the assets, businesses, liabilities and other rights, benefits and obligations of LP and the entities referred to in Schedule 4.3 immediately prior to the Conversion.

          4.4  Noncontravention.  (i) The execution and delivery of this
               ----------------
Agreement by each of SPE, TGSC and SPCV does not, (ii) the execution and delivery of each Related Agreement to which any of SPE, TGSC or SPCV is a party do not, and (iii) the consummation of the Transaction and compliance with the provisions of this Agreement and the Related Agreements to which any of SPE, TGSC or SPCV is a party will not, conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Restriction upon any of the properties or assets of SPE or any of its Subsidiaries (excluding the Company) under (any such conflict, violation, default, breach, right of termination, cancellation or acceleration, loss or creation, a "SPE Violation"), (w) the organizational documents of SPE or the
             -------------
organizational documents of any of its Subsidiaries (other than the Company),
(x) any Material Contract or Company Plan to which SPE or any of its Subsidiaries is a party or by which any of their respective properties or assets utilized in connection with the business of the Company and the Company Subsidiaries are bound or affected, other than SPE Violations which are immaterial in nature or which would not materially affect SPE's rights thereunder, where such SPE Violation would, individually or in the aggregate,
(1) prevent or materially delay consummation of the Transaction, (2) otherwise prevent or materially delay SPE or any of its Subsidiaries (other than the Company) from performing their material obligations under such Contracts or Company Plans or the Related Agreements to which any of them is a party or (3) have, either individually or in the aggregate, an effect upon SPE, its Subsidiaries (other than the Company) or the Company which would constitute a Company Material Adverse Effect, (y) any judgment, order or decree of any Governmental Entity applicable to SPE or any of its Subsidiaries (other than the Company) or any of their respective properties or assets utilized in connection with the business of the Company and the Company Subsidiaries or (z) any statute, law, ordinance, rule or regulation of any Governmental Entity applicable to SPE or any of its Subsidiaries or their respective properties or assets utilized in connection with the business of the Company and the Company Subsidiaries where such SPE Violation under any such statute, law, ordinance, rule or regulation would, individually or in the aggregate, prevent or materially delay any of SPE, its Subsidiaries or the Company from performing their material obligations under this Agreement or any Related Agreements to which they are to be parties or have an effect upon SPE or the Company which would constitute a Company Material Adverse Effect. Assuming the accuracy of the last two sentences of Section 5.7, no Governmental Consents and Filings are required by or with respect to SPE or any of its Subsidiaries (other than the Company) in connection with the execution and delivery of this Agreement or the Transaction Agreements to which it is a party or the consummation of the Transaction, other than (i) the filing with the Federal Communications Commission set forth on Schedule 3.6(b) or (ii) where (x) the failure to obtain any such authorization, consent or approval or (y) the failure to make any such filing, would not, individually or in the aggregate, have an effect upon SPE, its Subsidiaries or the Company which would constitute a Company Material Adverse Effect. Without limiting the foregoing, assuming the accuracy of the last sentence of Section 5.4, neither the sale of the Purchased Interests by SPCV and TGSC to Purchaser nor the acquisition by SPCV and TGSC of the Shares will require any filing by the "ultimate parent entity" (as such term is defined in 16 C.F.R. (S)801.1(a)(3)) of SPE or the Company pursuant to the HSR Act and the rules and regulations thereunder.

          4.5  Legal Proceedings. There is no suit, action, proceeding or
               -----------------
investigation pending or, to the knowledge of SPE threatened, against, involving or affecting SPE or any Subsidiary (other than the Company) of SPE or any of its or their properties or rights, which, if adversely determined, is reasonably likely to have, either individually or in the aggregate, an effect upon SPE or the Company which would constitute a Company Material Adverse Effect. There is no judgment, decree, injunction, ruling or order of any Governmental Entity applicable to SPE or any of its Subsidiaries (other than the Company) or any of their respective properties or rights that relates to this Agreement, the Transaction Agreements to which any of them is a party or the Transaction that would, individually or in the aggregate, prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay the Company, SPE and its Subsidiaries from performing their obligations under the Transaction Agreements or has, or is reasonably likely to have, either individually or in the aggregate, an effect upon SPE or the Company which would constitute a Company Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of SPE, threatened against SPE, SPCV, the Company or their Affiliates that seeks to restrain, enjoin or delay the consummation of the Transaction or that seeks damages in connection therewith and no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction as herein provided is in effect.

          4.6  No Other Game Show Interests. Other than its interests in the
               ----------------------------
Company, neither SPE nor any of its Controlled Affiliates (other than the Company) are engaged in or have any direct Investment in any Person (other than an Investment in the publicly traded securities of any Person constituting less than 5% of the outstanding securities of such class of securities) that is engaged in a business substantially similar to the business of the Company as currently being conducted (a "Similar Business").
                              ----------------

          4.7  Investment Purpose. SPCV and TGSC are each acquiring the Shares
               ------------------
solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States or any state thereof. Each of TGSC and SPCV understands that the Shares have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment interest and the accuracy of this representation. Each of SPCV and TGSC is an "accredited investor" within the meaning of Rule 501 of

Regulation D promulgated under the Securities Act. SPCV and TGSC understand that the certificate representing the Shares will contain legends stating in substance:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND PURSUANT TO THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.

          THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE MEMBERSHIP INTEREST PURCHASE AGREEMENT, DATED FEBRUARY 23, 2001, COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          SPCV and TGSC each understands and acknowledges that Purchaser will deliver unlegended certificates in exchange for the certificate bearing such legend only in the event that such transfer is done in compliance with the terms of this Agreement and that (i) such transferring party transfers shares represented by such certificate pursuant to and in the manner provided for in an effective registration statement covering the transfer or sale of such shares or
(ii) SPCV or TGSC, as applicable, shall have delivered to Purchaser a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Purchaser, to the effect that such legend is not required for the purposes of the Securities Act.

          4.8  Brokers. Except as set forth on Schedule 4.8, no agent, broker,
               -------
investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by SPE, TGSC, SPCV, their respective Affiliates or any of their respective Representatives, to any financial advisory, broker's, finder's or similar fee or commission in connection with the Transaction, and SPE, TGSC and SPCV, jointly and severally, agree to indemnify and hold the Company, Purchaser and their respective Subsidiaries and Affiliates and the Representatives of each harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions, expenses or claims for indemnification or contribution asserted by any other Person on the basis of any act or statement made or alleged to have been made by SPE or any of its Subsidiaries or Affiliates or any of their Representatives, in connection with the Transaction. SPE, TGSC and SPCV, jointly and severally, shall be solely responsible for any amounts set forth on Schedule 4.8 and shall indemnify the Company, Purchaser and Purchaser Sub for any such amounts.

          4.9  Ultimate Parent Entity. Sony is the "ultimate parent entity" of
               ----------------------
SPCV and TGSC, as that term is defined in 16 C.F.R. (S)801.1(a)(3). The acquisition of the Shares by SPCV and TGSC is being made solely for the purpose of investment (as the phrase "solely for the purpose of investment" is defined in 16 C.F.R. (S)801.1(i)(1)). Assuming the accuracy of the last sentence of
Section 5.4, as a result of such acquisition, Sony, together with all entities that it controls (as the term "control" is defined in 16 C.F.R. (S)801.1(b)), will hold ten percent or less of the outstanding voting securities of Purchaser (as determined pursuant to 16 C.F.R. (S)801.12).

          4.10 SPE Knowledge. Other than the Persons listed on Schedule 1.3
               -------------
(each a "Knowledge Employee"), there are no Persons who are directors, officers
         ------------------
or employees of SPE, the Company or any of their respective Controlled Affiliates, who by virtue of their duties and responsibilities, are reasonably likely to have actual knowledge with respect to those matters reflected in the representations of SPE which are qualified by SPE's knowledge in Articles III and IV hereof which knowledge is not also possessed by any of the Knowledge Employees.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES
                        OF PURCHASER AND PURCHASER SUB

     Purchaser and Purchaser Sub hereby represents and warrants to SPE, SPCV and TGSC as follows:

          5.1  Organization and Qualification. (a) Each of Purchaser and
               ------------------------------
Purchaser Sub is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Delaware. Each of Purchaser and Purchaser Sub (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so duly qualified (individually or in the aggregate) would not have a Purchaser Material Adverse Effect. Purchaser Sub is a wholly owned Subsidiary of Purchaser.

          (b) Purchaser Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject or bound by any obligation or undertaking, other than any of the foregoing entered into or engaged in by Purchaser Sub (i) in connection with its formation or (ii) in connection with, pursuant to or as contemplated by this Agreement and the Transaction Agreements.

          (c) Each of Purchaser and Purchaser Sub has made available to SPE true and complete copies of such parties' Certificate of Incorporation and By-Laws, as amended through and in effect on the date hereof.

          5.2  Authorization and Validity of Agreement. (a) Purchaser has all
               ---------------------------------------
requisite power and authority to execute this Agreement and the other Related Agreements to which it is a party, to issue and deliver the Shares to SPCV and TGSC as provided herein and to carry out and perform its obligations under this Agreement and such other Related Agreements to which it is a party and to consummate the Transaction. The execution, delivery and performance by Purchaser of this Agreement and the other Related Agreements to which it is a party, and the consummation of the Transaction (including the delivery of the Cash Consideration to SPCV and TGSC and the issuance and delivery of the Shares to SPCV and TGSC) have been duly and validly authorized by all necessary corporate action and no other action is necessary for the authorization, execution, delivery or performance by Purchaser of this Agreement, the other Related Agreements to which it is a party and the consummation of the Transaction. This Agreement has been, and each of the other Related Agreements to which it is a party will be, duly executed and delivered by Purchaser, and, assuming that this Agreement and such other Related Agreements are duly executed and delivered by each of the other parties thereto that is not an Affiliate of Purchaser, this Agreement constitutes, and each other Related Agreement to which it is a party, when executed and delivered by Purchaser will constitute, the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (b) Purchaser Sub has all requisite power and authority to execute this Agreement and the other Related Agreements to which it is a party and to perform its obligations under such Related Agreements and to consummate the Transaction. The execution, delivery and performance by Purchaser Sub of this Agreement, the Related Agreements to which it is a party, and the consummation of the Transaction have been duly and validly authorized by all necessary corporate action and no other action is necessary for the authorization, execution, delivery or performance by Purchaser Sub of this Agreement and the Related Agreements to which it is a party and the consummation of the Transaction. Each of this Agreement and the other Related Agreements to which it is a party will be duly executed and delivered by Purchaser Sub, and, assuming that such other Related Agreements are duly executed and delivered by each of the other parties thereto that is not an Affiliate of Purchaser, this Agreement and each other Related Agreement to which it is a party when executed and delivered by Purchaser Sub will constitute, the valid and binding obligation of Purchaser Sub enforceable against Purchaser Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          5.3  Capitalization. At the date hereof, the authorized capital stock
               --------------
of Purchaser consists of (a) 1,000,000,000 shares of Series A CommonStock , (b) 750,000,000 shares of the Series B Common Stock, par value $.01 per share (the "Series B Common Stock", and together with the Series A Common Stock, the
 ---------------------
"Purchaser Common Stock") and (c) 5,000,000 shares of Preferred Stock, par value
 ----------------------
$.01 per share (the "Purchaser Preferred Stock"). As of the close of business on
                     -------------------------
December 31, 2000: (i) 31,004,944 shares of Series A Common Stock and 171,950,167 shares of Series B Common Stock were issued and outstanding, 2,642,202 shares of Series A Common Stock and no shares of Series B Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants and other common stock-based equity compensation plans, and no shares of Purchaser Common Stock were held (x) by Purchaser in its treasury or (y) by any Subsidiary of Purchaser; (ii) (x) 150,000 shares of Purchaser Preferred Stock have been designated as "Convertible Preferred Stock, Series C" (the "Series C
                                                                      --------
Preferred Stock"), of which 150,000 shares were issued and outstanding and held
---------------
by LMC and (y) an indeterminate number of shares of Purchaser Preferred Stock have been designated as "Preferred Stock, Series D" (the "Series D Preferred
                                                          ------------------
Stock"), of which 10,223.859 shares were issued and outstanding and held by LMC,
-----
and (z) no other shares of Purchaser Preferred Stock were issued or outstanding or held by Purchaser in its treasury or by any Subsidiary of Purchaser; and
(iii) 25,751,073 shares of Series B Common Stock were reserved for issuance upon conversion of shares of Series C Preferred Stock. All issued and outstanding shares of Purchaser Common Stock, Series C Preferred Stock and Series D Preferred Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. Except as set forth in the Purchaser Commission Filings (as defined below) or on Schedule 5.3, there are not as of the date hereof, any outstanding or authorized Rights to or by which Purchaser or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate Purchaser or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any shares of Purchaser Common Stock or Purchaser Preferred Stock or any other capital stock or equity interest of Purchaser or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares or interests, or obligating Purchaser or any of its Subsidiaries to grant, extend or enter into any of the foregoing. Except as set forth in the Purchaser Commission Filings or on Schedule 5.3, neither Purchaser nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock or other equity interests of Purchaser or any other securities convertible into, or exercisable or exchangeable for, any such stock or interests or any phantom shares, phantom equity interests or stock or equity appreciation rights. All of the shares of capital stock of each corporate Subsidiary of Purchaser are validly issued, fully paid and nonassessable.

          5.4  Issuance of Shares. The Shares have been duly authorized, and,
               ------------------
upon issuance and delivery against payment therefor in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable, will be free of any Restrictions of any kind whatsoever (except (i) as provided in this Agreement and the Transaction Agreements and (ii) to the extent created by SPE or its Affiliates) and will not be issued in violation of any Rights or, assuming the accuracy of Section 4.7, in violation of any federal or state securities laws. The issuance and delivery of the Shares to SPCV and TGSC will not be subject to any rights of first offer, first refusal, tag-along rights or other similar rights or restrictions. Assuming that the aggregate number of Shares to be issued as Stock Consideration does not exceed 3,000,000 shares, the Shares will represent ten percent or less of the outstanding voting securities of Purchaser (as determined pursuant to 16 C.F.R. (S) 801.12).

          5.5  Reports and Financial Statements. Purchaser has heretofore made
               --------------------------------
available to SPE true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by Purchaser with the Commission since January 1, 2000 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are collectively referred to as the "Purchaser
                                                              ---------
Commission Filings"). The Purchaser Commission Filings constitute all of the
------------------
documents (other than preliminary material) that Purchaser (or its predecessor) was required to file with the Commission since such date. As of their respective dates, each of the Purchaser Commission Filings complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and none of the Purchaser Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Purchaser Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of Purchaser and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to year-end audit adjustments, none of which are expected to be material in nature or amount. Except as disclosed in the Purchaser Commission Filings filed with the Commission prior to the date hereof, since January 1, 2000 neither Purchaser nor any Subsidiary of Purchaser has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole.

          5.6  Absence of Certain Changes or Events. Except as otherwise
               ------------------------------------
disclosed in the Purchaser Commission Filings filed with the Commission prior to the date hereof, since January 1, 2000, no event has occurred and no condition exists which, individually or together with other events or conditions, has had a Purchaser Material Adverse Effect.

          5.7  Noncontravention. (i) The execution and delivery of this
               ----------------
Agreement does not, (ii) the execution and delivery of the Related Agreements to which Purchaser or Purchaser Sub is a party does not, and (iii) the consummation of the Transaction and compliance with the provisions of this Agreement and the Related Agreements to which Purchaser or Purchaser Sub is a party will not, conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Restriction upon any of the properties or assets of Purchaser or any of its Subsidiaries under (any such conflict, violation, default, breach, right of termination, cancellation or acceleration, loss or creation, a "Purchaser Violation"), (w) the organizational documents of
             -------------------
Purchaser or the organizational documents of any of its Subsidiaries, (x) any material Contract to which Purchaser or any of its Subsidiaries is a party or by which any of their properties or assets are bound or affected, where any such Purchaser Violation would, either individually or in the aggregate, (1) prevent or materially delay consummation of the Transaction, (2) otherwise prevent or materially delay Purchaser or any of its Subsidiaries from performing their material obligations under such Contracts or the Transaction Agreements to which any of them is a party or (3) have, either individually or in the aggregate, a Purchaser Material Adverse Effect, (y) any judgment, order or decree of any Governmental Entity applicable to Purchaser, its Subsidiaries or their properties or assets or (z) any statute, law, ordinance, rule or regulation applicable to Purchaser, its Subsidiaries or their properties or assets where such Purchaser Violation under any such statute, law, ordinance, rule or regulation of any Governmental Entity would, individually or in the aggregate, prevent or materially delay Purchaser or any of its Subsidiaries from performing their material obligations under this Agreement or any Related Agreements to which they are parties or have an effect upon Purchaser which would constitute a Purchaser Material Adverse Effect. Assuming the accuracy of the last two sentences of Section 4.4, except as set forth on Schedule 5.7, no Governmental Consents and Filings are required by or with respect to Purchaser or Purchaser Sub in connection with the execution and delivery of this Agreement or the Related Agreements to which it is a party or the consummation of the Transaction other than where (x) the failure to obtain any such authorization, consent or approval or (y) the failure to make any such filing, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Without limiting the foregoing, neither the issuance of the Shares by Purchaser to SPCV and TGSC nor the acquisition of the Purchased Interests by Purchaser from SPCV and TGSC will require any filing by the "ultimate parent entity" (as such term is defined in 16 C.F.R. (S) 801.1(a)(3)) of Purchaser pursuant to the HSR Act and the rules and regulations thereunder.

          5.8  Legal Proceedings. Except as set forth in the Purchaser
               -----------------
Commission Filings, there is no suit, action, proceeding or investigation pending or, to the knowledge of Purchaser, threatened against, or involving Purchaser or any Subsidiary of Purchaser or any of its or their properties or rights which, if adversely determined, is reasonably likely to have, either individually or in the aggregate, an effect upon Purchaser or the Company which would constitute, a Purchaser Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity which is applicable to Purchaser or any of its Subsidiaries or any of their respective properties or rights that relates to this Agreement, the Transaction Agreements to which any of them is to be a party or the Transaction that would, individually or in the aggregate, prevent or materially delay Purchaser's consummation of the Transaction or otherwise prevent or materially delay Purchaser or its Subsidiaries from performing their obligations under the Transaction Agreements or has, or is reasonably likely to have, either individually or in the aggregate, an effect upon Purchaser which would constitute a Purchaser Material Adverse Effect. There is no action, suit, proceeding or investigation pending, or to the knowledge of Purchaser, threatened against Purchaser or its Affiliates that seeks to restrain, enjoin or delay the consummation of the Transaction or that seeks damages in connection therewith and no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction as herein provided is in effect.

          5.9  Brokers. Except as set forth on Schedule 5.9, no agent, broker,
               -------
investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Purchaser or any of its Subsidiaries, Affiliates or any of their respective Representatives, to any financial advisory, broker's, finder's or similar fee or commission in connection with the Transaction, and Purchaser agrees to indemnify and hold the Company, SPE and their respective Subsidiaries and Affiliates and the Representatives of each harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions, expenses or claims for indemnification or contribution asserted by any other Person on the basis of any act or statement made or alleged to have been made by Purchaser or any of its Subsidiaries or Affiliates or any of their Representatives, in connection with the Transaction. Purchaser shall be solely responsible for any amounts set forth on Schedule 5.9 and shall indemnify the Company and SPE for any such amounts.

          5.10 Investment Purpose. Purchaser Sub is acquiring the Purchased
               ------------------
Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States or any state thereof. Purchaser Sub understands that the Purchased Interests have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment interest and the accuracy of this representation. Purchaser Sub is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Purchaser Sub understands that the certificate representing the Purchased Interests will contain a legend stating in substance:

          "The membership interests represented by this certificate have not been registered under the Securities Act of 1933 and such membership interests may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto.

          The transfer of securities represented by this certificate is restricted by the terms of the Amended and Restated Operating Agreement, dated as of February 23, 2001, as amended, a copy of which is on file at the office of the Company."

          5.11  Full Disclosure. The representations and warranties of Purchaser
                ---------------
and Purchaser Sub in this Agreement and the statements contained in the schedules to be furnished by or on behalf of the Purchaser and Purchaser Sub to SPE, SPCV and TGSC pursuant to this

Agreement, when considered as a whole do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.

          5.12  Compliance with Applicable Laws. Each of Purchaser and its
                -------------------------------
Subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (including licenses from the U.S. Federal Communications Commission) ("Purchaser Licenses") necessary for it to own, lease or operate the
              ------------------
properties and assets which are material to its business and to carry on its business as now conducted in all material respects. Purchaser has no reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Purchaser Licenses. Other than with respect to defaults or violations which have been cured prior to the date hereof without the payment of any consideration (other than filing fees) or the occurrence of adverse consequences to the Purchaser or its business, Purchaser and each of its Subsidiaries is in compliance with, has not violated, is not in default under (with or without notice, lapse of time or otherwise) and has conducted its business so as to comply with, (i) the terms of those Purchaser Licenses which are material to its business and (ii) all applicable statutes, laws, ordinances, rules, regulations, judgments, orders or decrees (including, without limitation, those relating to health and safety, hiring, promotion or pay of employees) of any Governmental Entity except, in the case of clause (ii), where such violation or the failure to so comply or to conduct business, individually or in the aggregate, would not have a Purchaser Material Adverse Effect.

          5.13  No Other Game Show Interests. Except as set forth on Schedule
                ----------------------------
5.13, neither Purchaser nor any of its Controlled Affiliates are engaged in or have any direct Investment in any Person (other than an Investment in the publicly traded securities of any Person constituting less than 5% of the outstanding securities of such class of securities) that is engaged in a Similar Business.

                                  ARTICLE VI.
            REPRESENTATIONS AND WARRANTIES OF LMC AND PURCHASER SUB

          6.1 LMC hereby represents and warrants to SPE, SPCV and TGSC as follows:

          (a)  Organization, Qualification, Authorization and Validity. That it
               -------------------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; that it has all requisite power and authority to execute this Agreement, to issue the Note, and to carry out and perform its obligations under this Agreement and the Note; that the execution, delivery and performance by it of this Agreement and the Note have been duly and validly authorized by all necessary corporate action and no other action is necessary for the authorization, execution, delivery or performance by it of this Agreement and the Note; and that this Agreement and the Note have been duly executed and delivered by it, and, assuming that this Agreement is duly executed and delivered by the other parties thereto, this Agreement and the Note constitute the valid and binding obligation of LMC enforceable against it in accordance with their respective terms (except insofar as enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.)

          (b)  Noncontravention.  (i) The execution and delivery of this
               ----------------
Agreement does not, (ii) the issuance of the Note does not, and (iii) the consummation of the Transaction and compliance with the provisions of this Agreement and the Note will not, conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Restriction upon any of the properties or assets of LMC under (any such conflict, violation, default, breach, right of termination, cancellation or acceleration, loss or creation, an "LMC Violation"), (w) the organizational documents of LMC, (x) any material Contract to which LMC is a party or by which any of its properties or assets are bound or affected, where any such LMC Violation would, either individually or in the aggregate, (1) prevent or materially delay consummation of the Transaction, or (2) otherwise prevent or materially delay LMC from performing its material obligations under this Agreement or the Note, (y) any judgment, order or decree of any Governmental Entity applicable to LMC or (z) any statute, law, ordinance, rule or regulation applicable to LMC where such LMC Violation under any such statute, law, ordinance, rule or regulation of any Governmental Entity would, individually or in the aggregate, prevent or materially delay LMC from performing its material obligations under this Agreement or the Note.

          (c)  Authorization and Validity of the Note. LMC has all requisite
               --------------------------------------
power and authority to carry out and perform its obligations under the Note; that the execution, delivery and performance by it of the Note have been duly and validly authorized by all necessary corporate action and no other action is necessary for the authorization, execution, delivery or performance by it of the Note; and that the Note has been duly executed and delivered by it and the Note constitutes the valid and binding obligation of LMC enforceable against it in accordance with its terms (except insofar as enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.)

          6.2 Purchaser Sub hereby represents and warrants to SPE, SPCV and TGSC as follows:

          (a)  Noncontravention. (i) The execution and delivery of this
               ----------------
Agreement does not, (ii) the issuance of the Note does not, and (iii) the consummation of the Transaction and compliance with the provisions of this Agreement and the Note will not, conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Restriction upon any of the properties or assets of Purchaser Sub under (any such conflict, violation, default, breach, right of termination, cancellation or acceleration, loss or creation, a "Purchaser Sub Violation"), (w) the organizational documents of Purchaser Sub, (x) any material Contract to which Purchaser Sub is a party or by which any of its properties or assets are bound or affected, where any such Purchaser Sub Violation would, either individually or in the aggregate, (1) prevent or materially delay consummation of the Transaction, or (2) otherwise prevent or materially delay Purchaser Sub from performing its material obligations under such material Contracts or this Agreement or the Note, (y) any judgment, order or decree of any Governmental Entity applicable to Purchaser Sub or (z) any statute, law, ordinance, rule or regulation applicable to Purchaser Sub where such Purchaser Sub Violation under any such statute, law, ordinance, rule or regulation of any Governmental Entity would, individually or in the aggregate, prevent or materially delay Purchaser Sub or Purchaser Sub from performing its material obligations under this Agreement or the Note.

          (b)  Authorization and Validity of the Note. Purchaser Sub has all
               --------------------------------------
requisite power and authority to carry out and perform its obligations under the Note; that the execution, delivery and performance by it of the Note have been duly and validly authorized by all necessary corporate action and no other action is necessary for the authorization, execution, delivery or performance by it of the Note; and that the Note has been duly executed and delivered by it and the Note constitutes the valid and binding obligation of Purchaser Sub enforceable against it in accordance with its terms (except insofar as enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.)

                                 ARTICLE VII.
                              FURTHER AGREEMENTS

          7.1  Conveyance Taxes. SPE, TGSC, SPCV, Purchaser and Purchaser Sub
               ----------------
shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the Transaction.

          7.2  Subsidiaries' Board of Directors. Immediately after the Closing,
               --------------------------------
the parties shall cause each Company Subsidiary to take all action necessary in accordance with applicable law, to amend each Company Subsidiary's organizational documents to (i) set the total number of Persons constituting each such Company Subsidiary's governing body at six (6) and (ii) remove such current Persons and appoint designees of Purchaser to serve as members of each Company Subsidiary's governing body so that after such removal and appointments the governing body of such Company Subsidiary is comprised of three (3) Persons designated by SPE and three (3) Persons designated by Purchaser.

          7.3  Account Restructuring. The parties acknowledge that for periods
               ---------------------
prior to the Closing, SPE has (i) caused all revenues of the Company to be deposited into bank accounts owned by SPE and (ii) caused all expenses of the Company to be paid from accounts owned by

SPE.  SPE shall cause the actions outlined in Schedule 7.3 to be taken such
                                              ------------
that, at and after the Closing, all revenue attributable to the Company will be deposited into Company accounts and all expenses attributable to the Company will be paid from Company accounts.

          7.4  Book Up of Assets; Tax Election. In connection with the capital
               -------------------------------
contribution to the Company of Indebtedness by SPE and its Affiliates, and the resulting adjustment to the capital accounts of TGSC and SPCV in accordance with
Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, referred to Section 3.21, the parties agree that, except as otherwise provided under the Code or the Treasury Regulations, the aggregate net fair market value of the Company's assets shall be five hundred fifty million dollars ($550,000,000), and that such aggregate value shall be allocated among the Company's assets in accordance with the procedures set forth in Section 2.3. The parties further agree to take such actions as are reasonably necessary to cause the Company to make an election under Section 754 of the Code on its federal income Tax Return for the period that includes the Closing Date.

                                 ARTICLE VIII.
                             INTENTIONALLY OMITTED

                                  ARTICLE IX.
                         SURVIVAL AND INDEMNIFICATION

          9.1  Survival and No Waiver. (a) Subject to the limitations and other
              -----------------------
provisions of this Agreement, all representations and warranties of the parties contained in this Agreement, or in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith, shall survive the Closing for a period of two (2) years following the Closing; provided, however,
                                                             --------  -------
that the representations and warranties set forth in Sections 3.9(b) and (c) shall survive the Closing for a period of four (4) years following the Closing; provided, further, that the representations and warranties set forth in Sections
--------
3.11 and 3.12 shall survive until 30 days after the expiration of the applicable statute of limitations (giving effect to any extension, waivers or modification thereof); provided, further, that the representations and warranties, set forth
          --------  -------
in Sections 3.1, 3.2, 3.3, 3.4(a), 4.1, 4.2, 5.1, 5.2, 5.4, 6.1(a) and (c) and
6.2(b) shall survive indefinitely. Notwithstanding the foregoing, any indemnification claim made hereunder prior to the expiration of the applicable survival period with respect to the related representation or warranty shall survive notwithstanding such expiration until the resolution of such claim.

          (b) The respective representations and warranties of Purchaser, Purchaser Sub, SPE, TGSC and SPCV contained herein or in any certificate, document or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

          9.2  Indemnification. (a) SPE, TGSC and SPCV, jointly and severally,
               ---------------
shall defend, indemnify and hold harmless Purchaser, Purchaser Sub, LMC, each of their respective

Representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from and
                                     -----------------------------
against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (including, but not limited to, attorney and expert fees and expenses incurred to enforce the terms of this Agreement), net of any insurance proceeds actually received (collectively, "Losses and Expenses"), suffered, directly or indirectly by any
                -------------------
Purchaser Indemnified Party by reason of, or arising out of, (x) any breach of a representation or warranty made by SPE, TGSC or SPCV in or pursuant to this Agreement, or (y) any failure by SPE, TGSC, SPCV or the Company to perform or fulfill any of its covenants set forth in this Agreement.

          (b) Purchaser and Purchaser Sub, jointly and severally, shall defend, indemnify and hold harmless SCA, SPE, TGSC, SPCV, each of their respective Representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SPE Indemnified Parties") from and against
                                     --- -------------------
any and all Losses and Expenses suffered, directly or indirectly by any SPE Indemnified Party, by reason of, or arising out of, (x) any breach of a representation or warranty made by Purchaser or Purchaser Sub in or pursuant to this Agreement, or (y) any failure by Purchaser or Purchaser Sub to perform or fulfill any of its covenants set forth in this Agreement.

          (c) SPE, TGSC and SPCV, jointly and severally, shall defend, indemnify and hold harmless the Company, the Member Representatives (as defined in the Restated Operating Agreement), Purchaser, Purchaser Sub and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Company Indemnified
                                                    -------------------
Parties") from and against any and all Losses and Expenses suffered, directly or
-------
indirectly by any Company Indemnified Parties, by reason of, or arising out of, the Transferred Assets infringing upon or otherwise violating the Intellectual Property rights of any Person.

          (d) SPE, TGSC and SPCV, jointly and severally, shall defend, indemnify and hold harmless the Company, the Member Representatives (as defined in the Restated Operating Agreement) Purchaser, Purchaser Sub and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Fairfax Indemnified
                                                    -------------------
Parties") from and against any and all Losses and Expenses suffered, directly or
-------
indirectly by any Fairfax Indemnified Parties, by reason of, or arising out of, the lease by the Company (except for Losses and Expenses arising out of a breach of the sublease by the Company) of 2340 South Fairfax Avenue, Los Angeles, California (the "South Fairfax Property"), including the release of any
                 ----------------------
Hazardous Material at the South Fairfax Property; provided, however, that this indemnity shall be void in its entirety if the Company is still occupying the South Fairfax Property after May 31, 2001. SPE agrees to terminate the sublease with the Company for the South Fairfax Property at any time upon the Company's request prior to May 31, 2001, without charging the Company any early termination fees or penalties that would otherwise be due under the terms of the sublease; provided, however, that during the period from the Closing Date through the date that the Company vacates the South Fairfax Property, the Company shall be obligated to comply with all of the terms of the sublease.

Notwithstanding anything in here to the contrary, SPE does not waive any of the remedies it may have for a breach of the sublease between the Closing Date and the date the Company vacates the South Fairfax Property.

          (e) SPE, TGSC and SPCV, jointly and severally, hereby (i) represent and warrant to Purchaser and Purchaser Sub, except as set forth on Schedule 9.2(e), the matters set forth in Section 3.15(d) of this Agreement as if said section were restated herein in its entirety except that references therein to "Intellectual Property" shall be deemed to include the matters set forth in the definition thereof with respect only to Jamaica, West Indies; British Virgin Islands; Commonwealth of Dominica, West Indies; Commonwealth of the Bahamas; Trinidad, West Indies; and Sint Maarten; and shall exclude therefrom the United States and Canada and any other jurisdiction. SPE, TGSC and SPCV, jointly and severally, shall defend, indemnify and hold harmless the Company, the Member Representatives (as defined in the Restated Operating Agreement), Purchaser, Purchaser Sub and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "IP Indemnified Parties"), from and against the actual damages, and actual
     ----------------------
out-of-pocket costs and expenses incurred in connection with the legal defense (including reasonable attorney's fees and expenses (including, but not limited to, attorney and expert fees and expenses incurred to enforce the terms of this Agreement)) of any third party claim against the IP Indemnified Parties by reason of, or arising out of, a breach of the representation and warranty set forth in the first sentence of this Section 9.2(e) ("Caribbean Damages");
                                                     -----------------
provided, however, that notwithstanding anything to the contrary contained in this Section 9.2(e), the representation and warranty included in this Section 9.2(e) shall only survive the Closing for a period of one year from the date of the Closing and written notice of all third party claims under this Section 9.2(e) must be delivered to SPE no later than the date that is one (1) year from the Closing (or the next Business Day if such date is not a Business Day); and provided further that under no circumstances shall any of SPE, TGSC or SPCV be liable for any other Losses and Expenses, including without limitation, lost profits, consequential, punitive or incidental damages, even if an IP Indemnified Party is aware of the possibility of such damages. This Section 9.2(e) is the sole and exclusive remedy for any third party claim under this
Section 9.2(e) and for any Claim by any IP Indemnified Party for a breach of the representation and warranty included in this Section 9.2(e).

          (f) LMC shall defend, indemnify and hold harmless the SPE Indemnified Parties from and against any and all Losses and Expenses suffered, directly or indirectly by any SPE Indemnified Party, by reason of, or arising out of, (x) any breach of a representation or warranty made by LMC in or pursuant to this Agreement, or (y) any failure by LMC to perform or fulfill any of its covenants set forth in this Agreement. LMC's liability under this Section 9.2(f) for all amounts of Losses and Expenses shall not exceed or duplicate the aggregate amount of unpaid principal and accrued and unpaid interest under the Note.

          9.3  Third Party Claims. If a claim by a third party is made against
                -----------------
an indemnified party (i.e., a Purchaser Indemnified Party, SPE Indemnified Party, Company Indemnified Party, Fairfax Indemnified Party or IP Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article IX, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, however, that
                                                       --------  -------
the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party unless the indemnified party shall have reasonably determined that representation by the same counsel would be inappropriate due to actual or potential differing interests between them and, in that event, the fees and expenses of such counsel shall be paid by the indemnifying party and the indemnifying party shall not assume the defense of such action or proceeding on such indemnified party's behalf. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. In the event that the indemnifying party assumes such defense, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the indemnifying party, subject to attorney-client privilege. The indemnified party shall not pay or settle any claim which the indemnifying party is contesting without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. Without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, the indemnifying party shall not settle any claim with respect to the indemnified party unless such settlement contains an unconditional release of the indemnified party from any and all liability with respect to such third party claim. If the indemnifying party does not notify the indemnified party within twenty (20) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                  ARTICLE X.
                                 MISCELLANEOUS

          10.1  Notices. All notices, requests, demands, waivers and other
                -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by facsimile (which is confirmed) or sent by reputable courier (providing proof of delivery) to the parties at the following addresses:

     (a) If to LMC, Purchaser or Purchaser Sub:

               Liberty Digital, Inc.
               1100 Glendon Avenue
               Suite 2000
               Los Angeles, CA  90024
               Attention:  Chief Executive Officer
               Facsimile:  (310) 209-3605

               with a copy to:

               Baker Botts L.L.P.
               599 Lexington Ave.
               New York, New York  10022-6030
               Attention:  Frederick H. McGrath, Esq.
               Facsimile:  (212) 705-5125

     (b)  If to SPE, TGSC or SPCV:

               Sony Pictures Entertainment Inc.
               Culver Studios, Building C
               Suite 211
               Culver City, CA  90232-3195
               Attention:  Len Grossi
               Facsimile:  (310) 202-3404

               with a copy to:

               Sony Pictures Entertainment Inc.
               10202 West Washington Blvd.
               Culver City, CA  90232
               Attention:  General Counsel
               Facsimile:  (310) 244-1797

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

          10.2  Entire Agreement. This Agreement and the Transaction Agreements
                ----------------
(including the Schedules, Exhibits and other documents referred to herein and therein), together with the Related Agreements, constitute the entire agreement between the parties and supersede all prior agreements (including the Letter of Intent and Memorandum of Terms, dated August 18, 2000, between SPE and Purchaser and the Non-Disclosure Agreement dated March 15, 2000) and understandings, oral and written, between the parties with respect to the subject matter hereof and thereof.

          10.3  Assignment; Binding Effect; Benefit. Neither this Agreement nor
                -----------------------------------
any of the rights, benefits or obligations hereunder may be assigned or delegated by any party (whether by operation of law or otherwise) without the prior written consent of each other party; provided, that Purchaser Sub may
                                           --------
assign its right to purchase the Purchased Interests to one or more wholly-owned subsidiaries of Purchaser without the consent of any other party; provided,
                                                                  --------
further, that no such assignment shall relieve Purchaser or Purchaser Sub of any
-------
liability or its obligations hereunder. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than (i) the parties and their respective successors and assigns, (ii) the Company with respect to Sections 3.10, 4.8, 5.10 and 9.2(c), (d) and (e), and
(iii) the Purchaser Indemnified Parties, the SPE Indemnified Parties, the Company Indemnified Parties, the Fairfax Indemnified Parties and the IP Indemnified Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.4  Amendment. This Agreement may not be amended, modified or
                ---------
supplemented except by an instrument in writing signed on behalf of each of the parties.

          10.5  Waiver of Compliance; Consents. Except as otherwise provided in
                ------------------------------
this Agreement, the failure of any party to comply with any of its obligations, covenants, agreements or conditions herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth is this Section 10.5.

          10.6  Headings. The table of contents and headings contained in this
                --------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          10.7  Counterparts; Execution by Facsimile Signature. This Agreement
                ----------------------------------------------
may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. The parties acknowledge and agree that the parties' execution of this Agreement may be by facsimile copies of originally executed signature pages.

          10.8  Applicable Law. This Agreement and the legal relations between
                --------------
the parties shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          10.9  Enforcement. Solely for the purposes of (i) the issuance and
                -----------
delivery of the stock certificates representing the Stock Consideration and the Interest Consideration, (ii) the delivery of the certificates representing the Purchased Interests not required to be delivered at Closing, and (iii) enforcement of SPE Sub's and TGSC's obligations under Section 10.11, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement pertaining to clauses (i), (ii) and (iii) above, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement pertaining to clauses (i), (ii) and (iii) above and to enforce specifically the terms and provisions of this Agreement pertaining to clauses
(i), (ii) and (iii) above in the Superior Court, or any federal court, in the County of Los Angeles, State of California in addition to any other remedy to which they are entitled at law or in equity with respect to clauses (i), (ii) and (iii). In addition, for purposes of this Section 10.9, each of the parties hereto (a) consents to submit itself to the exclusive jurisdiction of any federal court located in County of Los Angeles, State of California, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          10.10 Severability. Any provision of this Agreement which, after the
                ------------
Closing, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or enforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction; provided, that if any provision hereof
                                         --------
or the application thereof shall be, after the Closing, so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail to decline to do so, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

          10.11  Transfer of Shares. Prior to the first anniversary of the
                 ------------------
Closing, each of SPE Sub and TGSC agrees not to offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, issue a security which is convertible into or exchangeable for, make a short sale or otherwise dispose of any Shares (other than to Affiliates of SPE which agree to be bound by the restrictions set forth in this Section 10.11) or enter into any swap, derivative or other transaction seeking to transfer the economic benefits relating to the Shares to any Person (other than to Affiliates of SPE which agree to be bound).

          10.12  Further Assurances. From time to time including following the
                 ------------------
Closing Date, without further consideration, each of the parties hereto will, at its own expense, take any further action that is necessary or desirable to carry out the purposes of this Agreement and the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such actions, including, without limitation, executing and delivering such documents and instruments as such other party may reasonably request in order effectively to consummate the Transaction.

          10.13  Expenses. Except as otherwise provided herein, all costs and
                 --------
expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall occur.

          10.14  Arbitration. Except as provided in Section 10.9, (a) any
                 -----------
dispute or controversy, including any action for indemnification under this Agreement, will be resolved through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") before a single neutral arbitrator ("Arbitrator") located in the County of Los Angeles, State of California. Discovery in the arbitration will be pursuant to the provisions of the Federal Rules of Civil Procedure. The Arbitrator will be a retired judge mutually selected from a panel of persons provided by the AAA having significant and demonstrable experience with the resolution of the types of business disputes and issues to be resolved in the arbitration. If the parties are unable to agree on an Arbitrator within 30 days, a single neutral Arbitrator shall be appointed by the AAA. There will be a record of the proceedings at the arbitration hearing and the Arbitrator will issue a Statement of Decision setting forth the factual and legal basis for the Arbitrator's decision. In addition to the power to award money damages, the Arbitrator shall be permitted to award equitable relief, including, but not limited to, injunctive relief, solely to the extent provided in Section 10.9. The Arbitrator shall be required to follow the applicable law as set forth in Section 10.8 of this Agreement; provided, however, that California law shall govern with respect to the enforceability of this arbitration provision. The parties hereto consent to the personal jurisdiction of the Superior Court, or the Federal District Court, in the County of Los Angeles, State of California, for the enforcement of this agreement to arbitrate and any award granted pursuant to said arbitration, including, but not limited to, any award of equitable relief.

          (a) If neither party gives written notice requesting an appeal within ten (10) Business Days after the issuance of the Statement of Decision, the Arbitrator's decision will be final and binding as to all matters of substance and procedure, and may be enforced by a petition to the Superior Court, or the Federal District Court, in the County of Los Angeles, State of California, for the enforcement of this agreement to arbitrate or for confirmation and enforcement of any award granted pursuant to said arbitration, including, but not limited to, any award for equitable relief.

          (b) If either party gives written notice requesting an appeal within ten (10) Business Days after the issuance of the Statement of Decision, the award of the Arbitrator will be appealed to three (3) neutral arbitrators (the "Appellate Arbitrators"), each of whom will have the same qualifications and be selected through the same procedure as the Arbitrator. The appealing party must file its appellate brief within thirty (30) days after its written notice requesting the appeal and the other party must file its brief within thirty (30) days thereafter. The Appellate Arbitrators will thereupon review the Statement of Decision of the Arbitrator applying the same standards of review (and all of the same presumptions) as if the Appellate Arbitrators were a California Court of Appeal reviewing a judgment of the Superior Court, except that the Appellate Arbitrators will in all cases issue a final award and may not remand the matter to the Arbitrator. All arbitration proceedings will be closed to the public and confidential and all records relating thereto will be permanently sealed, except as necessary to obtain court confirmation of the arbitration award and except as necessary to give effect to mutual and non-mutual collateral estoppel and res judicata. The decision of the Appellate Arbitrators will be final and binding as to all matters of substance and procedure, and may be enforced by a petition to the Superior Court, or the Federal District Court, in the County of Los Angeles, State of California, for confirmation and enforcement of the award.

          (c) The Arbitrator shall award reasonable outside attorneys' fees and costs of arbitration to the prevailing party in any arbitration provided for by this Section 10.14, which costs shall include the costs of arbitration, subject to reversal in whole or in part by the Appellate Arbitrators. A party appealing the decision of the Arbitrator will pay all costs and expenses of the appeal, including the reasonable outside attorneys' fees of the opposing party, unless the decision of the Arbitrator is reversed in which case the party that does not prevail ultimately in the appellate arbitration proceeding shall pay all reasonable outside attorneys' fees and costs of the opposing party, which costs shall include the costs of arbitration and appeal. In the event that the decision of the Arbitrator is affirmed in part, and reversed in part, the Appellate Arbitrators shall determine which party is the prevailing party for the overall proceedings and award reasonable outside attorneys' fees and costs and expenses (including, but not limited to, attorney and expert fees and expenses incurred to enforce the terms of this Agreement), including the costs of arbitration and appeal, to the prevailing party. A decision of the Arbitrator or Appellate Arbitrators shall have the same force and effect of both mutual and non-mutual collateral estoppel and res judicata to the extent such matters would have been entitled to such treatment if litigated in a court of law

          IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement as of the date first above written.

                         LIBERTY DIGITAL, INC.



                         By: /s/ Craig Enestein
                             ------------------
                             Craig Enenstein
                             Senior Vice President

                         LDIG GAMENET, INC.



                         By: /s/ Craig Enenstein
                             -------------------
                             Craig Enenstein
                             Senior Vice President

                         SONY PICTURES ENTERTAINMENT INC.



                         By: /s/ Sean Carey
                             --------------
                             Sean Carey
                             Senior Vice President - Corporate Development

                         SONY PICTURES CABLE VENTURES I INC.



                         By: /s/ Leah Weil
                             -------------
                             Leah Weil
                             Senior Vice President and Assistant Secretary

                         TGSC MANAGEMENT, INC.



                         By: /s/ Leah Weil
                             -------------
                             Leah Weil
                             Senior Vice President and Assistant Secretary

ACCEPTED AND AGREED
SOLELY WITH RESPECT TO ITS
OBLIGATIONS UNDER ARTICLE
II, SECTION 6.1 AND SECTION
9.2(f).


LIBERTY MEDIA CORPORATION



By: /s/ Elizabeth M. Markowski
    --------------------------
    Name:  Elizabeth M. Markowski
    Title: Senior Vice President